UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bubblr Inc.

(Exact name of registrant as specified in its charter)

Wyoming	4899	86-2355916
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

21 West 46th Street

New York, New York 10036

Phone: (647) 646 2263
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

30 N Gould St Ste R

Sheridan, WY 82801 USA

Phone: (307) 200-2803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89113

Phone: (702) 982-5686

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated Filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Number of Shares of Common Stock to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee(3)
Common stock, par value $0.01 per share, issuable pursuant to an equity line	10,000,000	$0.4145	$4,145,000	$384.24
Common Stock, par value $0.01 per share, issuable upon conversion of Series C Preferred Stock and Warrants	4,610,556	$0.4145	$1,911,075	$117.16
Common stock, par value $0.01 per share	793,039	$0.4145	$328,715	$30.47
Total	15,403,595	$0.4145	$6,384,790	$591.87

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover additional securities that may be offered or issued to prevent dilution resulting from splits, dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933 ("the Securities Act") based on the average of the high and low prices of the common stock on March 31, 2022 as reported on the OTC Markets.

(3)	The Company paid a registration fee of $903.76 in connection with the original filing of the registration statement for 10,500,000 shares of common stock. The Company paid an additional registration fee of $241.80 in connection with the additional 6,293,039 shares of common stock registered in Amendment No. 1 to the registration statement. In this Amendment No. 2 of the registration statement, the Company has reduced the number of shares of common stock it is offering upon conversion of the Series C Preferred Stock and Warrants from 6,000,000 to 4,610,556. The overage of the registration fee shall be carried over to any future filings of the Company.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED June 7, 2022

Bubblr Inc.

15,403,595 Shares of Common Stock

This prospectus relates to the resale of up to 10,000,000 shares of common stock, represented as Purchase Notice Shares and Commitment Shares issuable to GHS Investments, LLC (“GHS”), the selling stockholder, pursuant to an Equity Financing Agreement (the “Financing Agreement”), dated March 9, 2022, that we entered into with GHS. The Purchase Agreement required us to issue 587,039 Commitment Shares and permits us to issue Purchase Notices to GHS for up to Fifteen Million Dollars ($15,000,000) in shares of our common stock through the earlier of 24 months from the date of the Financing Agreement or until $15,000,000 of such shares have been subject of a Purchase Notice.

Also pursuant to this prospectus, GHS and Proactive Capital Partners LP (“Proactive”) are offering on a resale basis from time to time an aggregate of up to 4,610,556 shares of Common Stock with 2,634,603 issuable upon conversion of the Company’s Series C Preferred Stock (“Series C Preferred”) and 1,975,953 issuable upon exercise of Warrants that these selling shareholders have already acquired pursuant to the terms and conditions of Securities Purchase Agreements that we entered into with GHS and Proactive (the “Purchase Agreement”). The conversion price for the Series C Preferred shall be the amount equal to a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreements, or $0.3202 per share. The exercise price for the Warrants to purchase 1,413,804 shares is at a fixed price of $0.3404 per share and for the Warrants to purchase 562,149 shares is a fixed price of $0.3503 per share. The number of shares of common stock underlying the outstanding Series C Preferred was determined by multiplying the outstanding shares of Series C Preferred by the Stated Value of $1,200 and divided by $0.3202 per share. The number of shares of common stock underlying the Warrants is 75% of the of the outstanding shares of Series C Preferred Stock multiplied by the Stated Value of $1,200 per share and divided by 100% of the VWAP on the Trading Day immediately preceding the Issue Date. We are not registering any Warrants for resale, nor are we registering any common shares underlying the Series C Preferred or Warrants that have not already been issued.

Finally, we are registering 206,000 shares of common stock held by White Lion Capital, LLC (“White Lion”) for resale as a result of a Termination and Release Agreement that we have entered into.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the resale of the Common Stock by GHS, Proactive or White Lion (referred to herein collectively as the “Selling Stockholders”). However, upon any exercise of the Warrants for cash, such Selling Shareholders would pay us the exercise price of the Warrants. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

The price at which the Selling Stockholder GHS may sell its shares of common stock under the Financing Agreement will be at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

The price at which the Selling Stockholders GHS and Proactive may sell their shares of common stock underlying the Series C Preferred and Warrants will be at a fixed price of $0.40 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

The price at which the Selling Stockholders GHS and White Lion may sell their shares of common stock held for resale will be at a fixed price of $0.40 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

GHS is an “underwriter” within the meaning of the Securities Act, in connection with the resale of our common stock under the equity line Financing Agreement, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with the resale of the common shares underlying the Series C Preferred and Warrants, the Selling Stockholders may be considered underwriters within the meaning of the Securities Act, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

Our common stock is quoted on the OTC Markets under the symbol “BBLR.” On June 6, 2022, the reported closing price of our common stock was $0.24 per share. Prior to this offering, there has been a very limited market for our securities. While our common stock is quoted on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

Mr. Morris controls our company with a 60% vote on all matters regarding shareholder approval by virtue of his ownership in our Special 2019 Series A Preferred Stock. He is able to exercise significant influence over our company, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.

There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into our bank account.

Investing in our shares involves a high degree of risk. BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN “RISK FACTORS” BEGINNING ON PAGE 5 OF THIS PROSPECTUS.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 7, 2022.

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Neither we nor the underwriter has authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of common stock in any circumstances under which the offer or solicitation is unlawful.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and the financial statements and related notes appearing at the end of this prospectus before making an investment decision.

Unless the context provides otherwise, all references in this prospectus to “Bubblr Inc.” “we,” “us,” “our,” the “Company,” or similar terms, refer to Bubblr Inc. and its directly and indirectly owned subsidiaries on a consolidated basis.

Overview of the Company

Bubblr Inc. is a profoundly disruptive and genuinely innovative technology company that is proudly ethical. Our objective is to fix a broken internet economic model that currently suffers from the following failures:

(1)	It recklessly abuses an individual's personal data;

(2)	It is prohibitively expensive and complex for most businesses to utilize as a marketing channel; and

(3)	It fails to provide sufficient revenue for content creators and online participants outside of those at the very top.

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Bubblr has designed and patented an alternative online search mechanism to solve these profound disconnects, resulting in a new economic platform that we believe is fundamentally sustainable and fair to users, online businesses, and all online stakeholders.

Our mission is to empower the developers of a new Internet in creating Ethical Technologies through our Intellectual Property, providing advanced digital tools that enable developers and creators to build fair-forward solutions to build a new Ethical Internet Ecosystem (WEB.Ɛ).

Bubblr has designed and patented an alternative online search mechanism to solve these profound disconnects, resulting in a new economic platform that we believe is fundamentally sustainable and fair to users, online businesses, and all online stakeholders.

Our mission is to empower the developers of a new Internet in creating Ethical Technologies through our Intellectual Property, providing advanced digital tools that enable developers and creators to build fair-forward solutions to build a new Ethical Internet Ecosystem (WEB.Ɛ).

Our headquarters is located at 21 West 46th Street, New York, New York 10036. Our phone number is (647) 646 2263. General information about us can be found at www.bubblr.com. The information contained on or connected to our website is not incorporated by reference into this registration statement on Form S-1 and should not be considered part of this or any other report filed with the SEC.

Equity Financing Agreement and Registration Rights Agreement with GHS

On March 9, 2022, we entered into a Financing Agreement and Registration Rights Agreement with GHS. Under the terms of the Financing Agreement, GHS agreed to provide us with up to Fifteen Million ($15,000,000) upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”).

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Following effectiveness of the Registration Statement, we shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of our common stock, par value $0.01 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed two hundred and fifty percent (250%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put, in an amount equaling less than ten thousand dollars ($10,000) or greater than one million dollars ($1,000,000). Pursuant to the Financing Agreement, GHS and its affiliates will not be permitted to purchase and we may not put shares of our Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of our outstanding Common Stock. The price of each put share shall be equal to eighty percent (80%) of the Market Price (as defined in the Financing Agreement). Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall mean ninety percent (90%) of the Market Price, subject to a floor of $.01 per share. Puts may be delivered by us to GHS until the earlier of 24 months from the date of the Financing Agreement or the date on which GHS has purchased an aggregate of $15,000,000 worth of Common Stock under the terms of the Financing Agreement.

Additionally, concurrently with the execution of definitive agreements, we issued common shares to GHS representing a dollar value equal to one percent (1.0%) of the Commitment Amount or 587,039 shares (the “Commitment Shares”).

The Registration Rights Agreement provides that we shall (i) use our best efforts to file with the Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

Series C Preferred Stock and Warrants with GHS and Proactive

On March 4, 2022, we entered a Purchase Agreement with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to Seven Thousand Dollars ($700,000) of the Company’s Series C Convertible Preferred Stock in exchange for Seven Hundred (700) shares of Series C Convertible Preferred Stock. The first tranche, promptly upon execution of the Securities Purchase Agreement, was for the purchase of Three Hundred (300) shares of Series C Convertible Preferred Stock for Three Hundred Thousand Dollars ($300,000). The second tranche, which occurred on April 25, 2022, was for the purchase of Two Hundred (200) shares of Series C Convertible Preferred Stock for Two Hundred Thousand Dollars ($200,000). On May 23, 2022, there was a third tranche for the purchase by GHS of One Hundred (100) shares of Series C Convertible Preferred Stock for One Hundred Thousand Dollars ($100,000). The remaining tranches of shares shall occur so long as certain conditions are met as described in the GHS Securities Purchase Agreement.

We issued to GHS commitment shares of Thirty Five (35) shares of Series C Convertible Preferred Stock and warrants (the “GHS Warrant”) to purchase 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “GHS Warrant Shares”). The Company has agreed to register the shares of common stock underlying and issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the exercise of the GHS Warrant Shares.

We also entered into a Securities Purchase Agreement on March 9, 2022 with Proactive, whereby the investor agreed to purchase One Hundred and Sixty (160) shares of Series C Preferred Stock for One Hundred and Sixty Thousand ($160,000). We issued to this investor commitment shares of Eight (8) shares of Series C Convertible Preferred Stock and a warrant (the “Warrant”) to purchase 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “Warrant Shares”). The Company has agreed to register the shares of common stock underlying and issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the exercise of the Warrant Shares.

The conversion price for the Series C Preferred shall be the amount equal to a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreements, or $0.3202 per share. The exercise price for the Warrants to purchase 1,413,804 shares is at a fixed price of $0.3404 per share and for the Warrants to purchase 562,149 shares is a fixed price of $0.3503 per share.

There are 803 shares of Series C Preferred outstanding as of the date of this Prospectus.

In this Prospectus, GHS and Proactive are offering on a resale basis from time to time an aggregate of up to 4,610,556 shares of Common Stock with 2,634,603 issuable upon conversion of the Company’s Series C Preferred Stock (“Series C Preferred”) and 1,975,953 issuable upon exercise of Warrants. These shares of common stock are those that underlie 703 shares of Series C Preferred Stock and accompanying Warrants, but do not include common stock underlying the 100 shares of Series C Preferred Stock and accompanying Warrant that closed on May 23, 2022 in the third tranche.

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White Lion Termination Agreement

On March 25, 2022, we and White Lion executed a Termination and Release Agreement dated March 22, 2022, to terminate the Purchase Agreement and Registration Rights Agreement in favor of White Lion. In consideration, we agreed to issue to the Investor 103,000 shares of common stock and to register all of White Lion’s 206,000 shares.

THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common stock outstanding prior to this offering	141,146,344 shares of common stock

Common stock offered	15,403,595 shares of common stock

Common stock to be outstanding immediately after this offering	156,549,939 shares of common stock.

Offering price per share

Equity Line under Financing Agreement: The Selling Stockholder GHS identified in this prospectus may sell all or a portion of the shares being offered under the Financing Agreement at fixed prices and prevailing market prices at the time of sale, at varying prices or at negotiated prices.

Shares Underlying Series C Preferred Stock, Warrants and Resale Shares: The price at which the Selling Stockholders may sell their shares of common stock and common stock underlying the Series C Preferred and Warrants will be at a fixed price of $0.40 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

Use of proceeds	We will not receive any proceeds from the sale of the shares of our common stock by the Selling Stockholders identified in this prospectus. However, we will receive proceeds from the exercise of Warrants, which will be used for the purpose of working capital and that the Board of Directors, in good faith deem to be in the best interest of the Company. See “Use of Proceeds.”

Duration of this offering	The offering shall terminate on the earlier of (i) the date when the sale of all shares being registered is completed, or (ii) a year from the date of effectiveness of this Prospectus.

Risk factors	Investing in our common stock involves a high degree of risk, and the purchasers of our common stock may lose all or part of their investment. Before deciding to invest in our securities, please carefully read the section entitled “Risk Factors” beginning on page 5 and the other information in this prospectus.

OTC Markets trading symbol	Our common stock is quoted on the OTC Markets under the symbol “BBLR.”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks actually occur, we may be unable to conduct our business as currently planned and our financial condition and results of operations could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. The risks and uncertainties discussed below are not the only ones we face. Our business, results of operations, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. In assessing the risks and uncertainties described below, you should also consider carefully the other information contained in this prospectus before making a decision to invest in our common stock.

Risk Related to Covid 19

A novel strain of coronavirus (COVID-19) was first identified in December 2019 and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in the markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position as of and for the year ended December 31, 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high-quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities at the date of issuance of these financial statements. These estimates may change as new events occur and additional information is obtained.

Risk Factors Related to the Financial Condition of the Company

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have continually operated at a loss with an accumulated deficit of $9,419,099 as of March 31, 2022. We have not generated significant revenues and are dependent upon obtaining financing to continue operations for the next twelve months. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. Aside from our equity line with GHS Investments, we do not have any formal commitments or arrangements for the advancement or loan of funds. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to continue to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for the continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We anticipate that we must raise $5,000,000 for our operations for the next 12 months, and $20 million to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

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As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced any significant revenues or profits and may not in the near future, if at all. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

Risk Factors Related to Business of the Company

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;

▪	the budgetary constraints of our customers; seasonality;

▪	success of our strategic growth initiatives;

▪	costs associated with the launching or integration of new or acquired businesses;

▪	timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;

▪	the mix, by state and country, of our revenues, personnel and assets;

▪	movements in interest rates or tax rates;

▪	changes in, and application of, accounting rules;

▪	changes in the regulations applicable to us;

▪	Litigation matters.

As a result of these factors, we may not succeed in our business and we could go out of business.

In the event that we are unable to successfully compete in the mobile-app platform industry, we may not be able to achieve profitable operations.

We face substantial competition in what we’re looking to disrupt. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;

▪	Price reductions and lower profit margins;

▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

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If the market for our open-source platform does not experience significant growth or if our projects do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

We hope to achieve revenues from our open-source partnerships. We cannot accurately predict, however, future growth rates or the size of the market for application in the United States, United Kingdom and other markets we engage in. Demand for our platform and IP may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our mobile application in the market depends on a number of factors, such as:

▪	the cost, performance and appearance of our mobile application offered by our competitors;

▪	public perceptions regarding our mobile application and the effectiveness and value of it;

▪	customer satisfaction with our mobile application; and

▪	marketing efforts and publicity regarding the needs for application and the public demand for it.

Even if our platform gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

 If we are unable to gauge trends and react to changing partners preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our intellectual property and our supporting platform that reflect current needs and anticipate, gauge and react to changing partner and consumer demands in a timely manner. Our business is vulnerable to changes in partner and consumer preferences. If we misjudge their needs for our platform, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our mobile application will be successful, and in that regard, any unsuccessful consumer reaction could also adversely affect our business.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;

▪	difficulties integrating information systems;

▪	the potential loss of key employees of acquired companies;

▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or

▪	the diversion of management attention from existing operations

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Our commercial success depends significantly on our ability to develop and commercialize our open-source platform without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer/business adoption and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer search habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer search habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the online marketplace is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy are dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our highly sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

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Security and privacy breaches may expose us to liability and cause us to lose customers.

Federal and state laws require us to safeguard our wholesalers’ and retailers’ financial information, including credit information. Although we have established security procedures to protect against identity theft and the theft of our customers’ and distributors’ financial information, our security and testing measures may not prevent security breaches and breaches of privacy may occur and could harm our business. Typically, we rely on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that we have on file. Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by us to protect customer data. Any compromise of our security could harm our reputation or financial condition and, therefore, our business. In addition, a party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other effects, misappropriate proprietary information, cause interruptions in our operations or expose customers and other entities with which we interact to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

We may be unable to support our technology to further scale our operations successfully.

Our plan is to grow rapidly through further integration of our technology in partnerships in with our open-source platform and other partnership electronic platforms. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

Developing and implementing new and updated applications, features and services for our portals may be more difficult than expected, may take longer and cost more than expected and may not result in sufficient increases in revenue to justify the costs.

Attracting and retaining partner developers and users of our open-source platform requires us to continue to improve the technology underlying those portals and to continue to develop new and updated applications, features and services. If we are unable to do so on a timely basis or if we are unable to implement new applications, features and services without disruption to our existing ones, we may lose potential users and clients. The costs of development of these enhancements may negatively impact our ability to achieve profitability.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our open-source platform, portals and related applications, features and services. Our development and/or implementation of new technologies, applications, features and services may cost more than expected, may take longer than originally expected, may require more testing than originally anticipated and may require the acquisition of additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

Our success is dependent in part on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others.

We seek patent protection for those inventions and technologies for which we believe such protection is suitable and is likely to provide a competitive advantage to us. We have a patent in South Africa, New Zealand and the United States with several patents pending in other locations. Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our products that may block our use of our intellectual property or may be used in third-party products that compete with our products and processes. In the event a competitor or other party successfully challenges our products, processes, patents or licenses or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

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We also rely substantially on trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect our technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect our competitive position. We cannot assure you that steps taken by us to protect our intellectual property and other contractual agreements for our business will be adequate, that our competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that we may receive, or that our intellectual property will not be misappropriated.

Our business will suffer if our network systems, or open-source platform fails or become unavailable.

A reduction in the performance, reliability and availability of our network infrastructure would harm our ability to distribute our products to our users, as well as our reputation and ability to attract and retain customers. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems could also be subject to viruses, break-ins, sabotage, acts of terrorism, acts of vandalism, hacking, cyber-terrorism and similar misconduct. We might not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of our product or an increase in response time could result in a loss of potential customers, which could have a material adverse effect on our business, financial condition and results of operations. If we suffer sustained or repeated interruptions, then our products and services could be less attractive to our users and our business would be materially harmed.

We face significant competition for developers, users, advertisers, and distributors.

Our intellectual property can face significant competition from online search engines, sites offering integrated internet products and services, social media and networking sites, e-commerce sites, companies providing analytics, monetization and marketing tools for mobile and desktop developers, and digital, broadcast and print media. A number of these competitors are significantly larger than we are and have access to vastly greater financial resources. Additionally, in a number of international markets, we face substantial competition from local Internet service providers and other entities that offer search, communications, and other commercial services.

A number of our competitors offer products and services that directly compete for users of our platform offerings. Further, emerging start-ups may be able to innovate and provide new products and services faster than we can. In addition, competitors may consolidate or collaborate with each other, and new competitors may enter the market. Some of our competitors in international markets have a substantial competitive advantage over us because they have dominant market share in their territories, have greater local brand recognition, are focused on a single market, are more familiar with local tastes and preferences, or have greater regulatory and operational flexibility due to the fact that we may be subject to both U.S. and foreign regulatory requirements.

If our competitors are more successful than we are in developing and deploying compelling products or in attracting and retaining users, developers, or distributors, our users and growth rates could decline.

Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business.

Federal, state, and international laws and regulations govern the collection, use, retention, disclosure, sharing and security of data that we receive from and about our users. The use of consumer data by online service providers is a topic of active interest among federal, state, and international regulatory bodies, and the regulatory environment is unsettled. Many states have passed laws requiring notification to users where there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks in international markets where our products and services are offered. Any failure, or perceived failure, by us to comply with or make effective modifications to our policies, or to comply with any applicable federal, state, or international privacy, data-retention or data-protection-related laws, regulations, orders or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of user confidence, damage to our business and brand, and a loss of users, which could potentially have an adverse effect on our business.

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In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data retention, data transfer and data protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with users. For example, some countries are considering or have enacted laws mandating that user data regarding users in their country be maintained in their country. In addition, there currently is a data protection regulation applicable to member states of the European Union that includes operational and compliance requirements that are different than those currently in place and that also includes significant penalties for non-compliance.

The interpretation and application of privacy, data protection, data transfer and data retention laws and regulations are often uncertain and in flux in the United States and internationally. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices, complicating long-range business planning decisions. If privacy, data protection, data transfer or data retention laws are interpreted and applied in a manner that is inconsistent with our current policies and practices, we may be fined or ordered to change our business practices in a manner that adversely impacts our operating results. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business and operating results.

We may be subject to legal liability associated with providing online services or content.

We host and provide a wide variety of services and technology products that enable and encourage individuals and businesses to exchange information; upload or otherwise generate photos, videos, text, and other content; advertise products and services; conduct business; and engage in various online activities both domestically and internationally. The law relating to the liability of providers of online services and products for activities of their users is currently unsettled both within the United States and internationally. We may be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions.

It is also possible that if any information provided directly by us contains errors or is otherwise wrongfully provided to users, third parties could make claims against us. For example, we offer web-based e-mail services, which expose us to potential risks, such as liabilities or claims, by our users and third parties, resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail, alleged violations of policies, property interests, or privacy protections, including civil or criminal laws, or interruptions or delays in e-mail service. We may also face purported consumer class actions or state actions relating to our online services, including our fee-based services. In addition, our customers, third parties, or government entities may assert claims or actions against us if our online services or technologies are used to spread or facilitate malicious or harmful code or applications.

Investigating and defending these types of claims are expensive, even if the claims are without merit or do not ultimately result in liability, and could subject us to significant monetary liability or cause a change in business practices that could negatively impact our ability to compete.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the Internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers may take, or have stated that they may take, measures that could degrade, disrupt, or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. Such interference could result in a loss of existing users and advertisers, and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users for certain services could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and adversely affect our operating results.

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Tax Risks

We are subject to tax and regulatory audits which could result in the imposition of liabilities that may or may not have been reserved. We are subject to audits by taxing and regulatory authorities with respect to certain of our income and operations. These audits can cover periods for several years prior to the date the audit is undertaken and could result in the imposition of liabilities, interest and penalties if our positions are not accepted by the auditing entity.

We may be unable to achieve some, all or any of the benefits that we expect to achieve from our plan to expand our operations.

In the future we may require additional financing for capital requirements and growth initiatives. Accordingly, we will depend on our ability to generate cash flows from operations and to borrow funds and issue securities in the capital markets to maintain and expand our business. We may need to incur debt on terms and at interest rates that may not be as favorable. If additional financing is not available when required or is not available on acceptable terms, we may be unable to operate our business as planned or at all, fund our expansion, successfully promote our business, develop or enhance our products and services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations

Risks Related with Management and Control Persons

We are dependent on the continued services of our Chief Executive Officer, Chief Commercial Officer, Chief Technology Officer, interim Chief Financial Officer and Chairman and if we fail to keep them or fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Rik Willard, our CEO and director, Steven Saunders, our CCO and director, Virginia Mackin, our interim CFO, Matthew Loeb, our Chair, Stephen Morris, our CTO and former director, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our largest shareholder, officer and former director and a related party, Stephen Morris, has substantial control over us and our policies and will be able to influence corporate matters.

Stephen Morris is our Chief Technology Officer and former Director of our company. Mr. Morris resigned as a Director on May 30, 2022. Mr. Morris, whose interests may differ from other stockholders, is also our largest stockholder and has the ability to exercise significant control over us. Presently, he beneficially owns the majority of our common stock and he is the sole shareholder of our Special 2019 Series A Preferred Stock. He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Morris’ interests may not necessarily be in the best interests of the shareholders in general.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

Our officers and directors have limited experience managing a public company.

Our officers and directors have limited experience managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. Our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

Risks Related to the Market for our Stock

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We will likely be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our common stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common stock shares in order to fund our business operations. If we issue additional common stock shares or securities convertible into shares of our common stock, your percentage interest in us could become diluted.

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up 3,000,000,000 shares of common stock and up to 25,000,000 shares of preferred stock in the discretion of our Board.

The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “BBLR” on the OTC Pink operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

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Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Although we expect to apply to list our common stock on The Nasdaq Capital Market, if and when we are eligible, an active trading market may not develop or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Our stock price is subject to a number of factors, including:

▪	Technological innovations or new products and services by us or our competitors;

▪	Government regulation of our products and services;

▪	The establishment of partnerships with other telecom companies;

▪	Intellectual property disputes;

▪	Additions or departures of key personnel;

▪	Sales of our common stock;

▪	Our ability to integrate operations, technology, products and services;

▪	Our ability to execute our business plan;

▪	Operating results below or exceeding expectations;

▪	Whether we achieve profits or not;

▪	Loss or addition of any strategic relationship;

▪	Industry developments;

▪	Economic and other external factors; and

▪	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not be required to file periodic and other reports after a period if we fail to file a form 8-A.

We are required to file annual and quarterly reports with the Securities and Exchange Commission; however, we will not be subject to the proxy or other rules of the Securities Exchange Act of 1934, unless we file a form 8-A or similar registration statement.

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We intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the full reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million.

Potential investors may be less interested in purchasing our stock if we are not required to report to the SEC and the hold period for our securities under Rule 144 would increase from six months to one year.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not yet have an audit committee and our Board of Directors has little technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel and Accounting firm to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

As a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

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As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

Risks Related to this Offering

Our existing stockholders may experience significant dilution from the sale of our common stock pursuant to the GHS Financing Agreement.

The sale of our common stock to GHS in accordance with the Financing Agreement may have a dilutive impact on our shareholders. As a result, the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put options, the more shares of our common stock we will have to issue to GHS in order to exercise a put under the Financing Agreement. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which may cause a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

The issuance of shares pursuant to the Financing Agreement may have significant dilutive effect.

Depending on the number of shares we issue pursuant to the GHS Financing Agreement, it could have a significant dilutive effect upon our existing shareholders. Although the number of shares that we may issue pursuant to the Financing Agreement will vary based on our stock price (the higher our stock price, the less shares we have to issue), there may be a potential dilutive effect to our shareholders, based on different potential future stock prices, if the full amount of the Financing Agreement is realized. Dilution is based upon common stock put to GHS and the stock price discounted to 80% of the lowest daily VWAP of our common stock during the ten (10) business days beginning on the date on which we deliver a put notice to GHS.

GHS will pay less than the then-prevailing market price of our common stock which could cause the price of our common stock to decline.

Our common stock to be issued under the GHS Financing Agreement will be purchased at 80% of the lowest daily VWAP of our common stock during the ten (10) business days beginning on the date on which we deliver a put notice to GHS.

GHS has a financial incentive to sell our shares immediately upon receiving them to realize the profit between the discounted price and the market price. If GHS sells our shares, the price of our common stock may decrease. If our stock price decreases, GHS may have further incentive to sell such shares. Accordingly, the discounted sales price in the Financing Agreement may cause the price of our common stock to decline.

We may not have access to the full amount under the Financing Agreement.

Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Financing Agreement.

Our ability to draw down funds and sell shares under the Financing Agreement with GHS requires that the registration statement of which this prospectus forms a part to be declared effective and continue to be effective. The registration statement of which this prospectus forms a part registers the resale of 10,000,000 shares issuable under the Financing Agreement with GHS, and our ability to sell any remaining shares issuable under the investment with GHS is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the Securities and Exchange Commission and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of our common stock to GHS under the Financing Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Financing agreement with GHS to be declared effective by the Securities and Exchange Commission in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to GHS. Increasing the number of our authorized shares will require board and stockholder approval. Accordingly, because our ability to draw down any amounts under the Financing Agreement with GHS is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $15,000,000 under the investment with GHS.

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If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our Common Stock by the Selling Stockholders identified in this prospectus. However, upon any exercise of the Warrants for cash, such Selling Shareholders would pay us the exercise price of the Warrants.

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MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES.

Market Information

Our common stock is quoted under the symbol “BBLR” on the OTC Pink operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Although we expect to apply to list our common stock on The Nasdaq Capital Market, an active trading market may not develop following the completion of this offering or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

Holders

As of June 3, 2022 we had 141,146,344 shares of our common stock outstanding, and there were approximately 723 stockholders of record of our common stock. There were 804 shares of preferred stock outstanding as of the same date, which shares are held by three shareholders.

Common Stock

Our authorized common stock consists of 3,000,000,000 shares of common stock, par value $0.01 per share. As of June 3, 2022, there were 141,146,344 shares of our common stock issued and outstanding.

Preferred Stock

Our authorized preferred stock consists of 25,000,000 shares of preferred stock, par value $0.001 per share. As of June 3, 2022, there were 804 shares of our preferred stock issued and outstanding.

Special 2019 Series A Preferred Stock

We have a designated class of preferred stock known as Special 2019 Series A Preferred Stock. The holders of Special 2019 Series A Preferred Stock are entitled to vote 60% of all votes (including, but not limited to, Common Stock, and Preferred Stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

Series C Preferred Stock

On March 4, 2022, the Company filed a Certificate of Designation with the Wyoming Secretary of State, which established Two Thousand (2,000) shares of the Company’s Series C Convertible Preferred Stock, having such designations, rights and preferences as set forth therein.

Below is a summary description of the material rights, designations and preferences of the Series C Convertible Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Series C Convertible Preferred Stock, in accordance with the following schedule:

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▪	If all of the Series C Convertible Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends.

▪	If all of the Series C Convertible Preferred Stock are redeemed after ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

The Stated Value of the Series C Convertible Preferred Stock is $1,200 per share.

The Company shall pay a dividend of eight percent (8%) per annum on the Series C Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series C Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series C Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series C Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series C Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the Conversion Price (as set forth in the Certificate of Designation).

There are also Purchase Rights and Most Favored Nation Provisions. As of June 3, 2022, we have 803 shares of Series C Convertible Preferred Stock outstanding.

Equity Compensation Plans

On May 25, 2022, our board of directors and majority shareholders approved the adoption of the Bubblr, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”).

The purpose of the 2022 Equity Incentive Plan is to foster and promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2022 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests our company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of our business is largely dependent.

The 2022 Equity Incentive Plan became effective upon its approval by the majority of stockholders on May 25, 2022 and, unless earlier terminated, will continue until May 25, 2032. A total of 28,400,000 shares of common stock may be issued under the 2022 Equity Incentive Plan.

The 2022 Equity Incentive Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares and performance units to our employees, officers, directors and consultants, including incentive stock options, non-qualified stock options, restricted stock, and other benefits.

 We have granted restricted stock units totaling 8,400,000 under the 2022 Equity Incentive Plan, with a total of 20,000,000 shares of common stock remaining on the plan.

Options, Warrants and Restricted Stock Units

On March 4, 2022, we issued warrants to purchase 1,942,161 shares of common stock at an exercise price of $0.3404 per share.

On March 9, 2022, we issued warrants to purchase 443,923 shares of common stock at an exercise price of $0.3404 per share.

On April 25, 2022, we issued warrants to purchase 562,149 shares of common stock at  an exercise price of $0.3503 per share.

On May 23, 2022, we issued warrants to purchase 281,074 shares of common stock at  an exercise price of $0.3202 per share.

On May 30, 2022, under the 2022 Equity Incentive Plan, we granted to our CEO and Director, Rik Willard 5,400,000 restricted stock units, which vest 2,700,000 annually over a period of two years. On the same date, we granted to our COO and Director, Steven Saunders, 3,000,000 restricted stock units, which vest 1,500,000 annually over a period of two years.

Debt Securities

In January 2021 the Company commenced an offering for a convertible promissory note. The offering closed June 30, 2021. Funds raised as of December 31, 2021 was $2,112,150, less an original issuance discount of $104,572. The notes mature after eighteen (18) months from issue or on the following events:

▪	Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

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▪	Mandatory Conversion. Upon sixty (60) days from the date the Company files a registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

▪	Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

▪	Interest accrual and debt discount amortization commenced July 1, 2021 upon the closing of the convertible promissory note offering.

In November 2021 the Company commenced an offering for a convertible promissory note. The offering closed November 30, 2021. Funds raised as of November 30, 2021 was $175,630. The notes mature after eighteen (18) months from issue or on the following events:

▪	Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

▪	Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

▪	Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

▪	Interest accrual commenced December 1, 2021 upon the closing of the convertible promissory note offering.

Dividends

The Company has not declared any cash dividends since inception and does not anticipate paying any cash dividends in the foreseeable future. The payment of cash dividends is within the discretion of the Board of Directors and will depend on the Company’s earnings, capital requirements, financial condition, and other relevant factors. There are no restrictions that currently limit the Company’s ability to pay cash, or other, dividends on its Common Stock other than those generally imposed by applicable state law.

Recent Sales of Unregistered Securities

In the two years preceding the filing of this prospectus, we have issued and sold the following securities that were not registered under the Securities Act of 1933, as amended:

On September 9, 2020, we issued 4,573,897 shares of common stock in connection with the acquisition of Bubblr Limited.

On January 18, 2021, we issued 2,650 shares of common stock in conversion of the Series B Preferred Stock.

On January 31, 2021, we issued 330,120 shares of common stock for services.

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On May 3, 2021, we issued 7,000,000 shares of common stock for the settlement of debt.

On June 28 2021, we issued 204,080 shares of common stock for services.

On October 11, 2021, we issued 51,020 shares to Neeta Shah, as per her consulting agreement October 1, 2021.

On October 11, 2021, we issued 33,000 shares for Investor Relation services, as per the contract signed July 1, 2021.

On February 2, 2022 we issued 103,000 shares for an Equity incentive to White Lion Capital LLC.

On February 23, 2022, we issued 147,960 shares for Services.

On March 9, 2022 we issued 587,039 shares for an Equity incentive to GHS Investments, LLC.

On March 17, 2022, we issued 19,250 shares for Investor Relation services, as per the contract signed July 1, 2021.

On March 22, 2022 we issued 103,000 shares in connection with a Termination and Release Agreement that terminated the Common Stock Purchase Agreement and Registration Rights Agreement with White Lion Capital LLC.

By March 9 of 2022, we issued 503 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On April 25, 2022, we issued 200 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On May 23, 2022, we issued 100 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On May 30, 2022, we granted to our CEO and Director, Rik Willard 5,400,000 restricted stock units, which vest 2,700,000 annually over a period of two years. On the same date, we granted to our COO and Director, Steven Saunders, 3,000,000 restricted stock units, which vest 1,500,000 annually over a period of two years.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

DILUTION

Not applicable. The shares registered under this registration statement are not being offered for purchase by the Company. The shares are being registered on behalf of the Selling Stockholders identified in this prospectus.

SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 15,403,595 shares of common stock by the Selling Stockholders. Of this amount, 10,000,000 shares are issuable to GHS, pursuant to a “Purchase Notice” under the Financing Agreement that we entered into with GHS that permits us to issue Purchase Notices to GHS for up to fifteen million dollars ($15,000,000) in shares of our common stock until the earlier of 24 months from the date of the Financing Agreement or until $15,000,000 of such shares have been subject of a Purchase Notice.

Another 4,610,556 are issuable to GHS and Proactive, pursuant to conversions of the Series C Preferred and exercises of the Warrants pursuant to the Purchase Agreements. Finally, we agreed to register 206,000 shares in favor of White Lion in connection with a Termination and Release Agreement and 587,039 commitment shares in favor of GHS for its equity line.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholder as of June 3, 2022 and the number of shares of our common stock being offered pursuant to this prospectus. We believe that the selling stockholder has sole voting and investment powers over its shares.

Because the selling stockholder may offer and sell all or only some portion of the 15,403,595 shares of our common stock being offered pursuant to this prospectus, the numbers in the table below representing the amount and percentage of these shares of our common stock that will be held by the selling stockholder upon termination of the offering are only estimates based on the assumption that the selling stockholder will sell all of its shares of our common stock being offered in the offering.

The selling stockholder has not had any position or office, or other material relationship with us or any of our affiliates over the past three years.

To our knowledge, the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer. We may require the selling stockholder to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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			Number of Shares to be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares (1)
Name of Selling Stockholder	Shares Owned by the Selling Stockholders before the Offering (1)	Shares of Common Stock Being Offered	# of Shares (2)	% of Class (2)(3)
White Lion Capital, LLC (4)	206,000	206,000	0	0%
GHS Investments, LLC (5)	14,751,624	14,095,784	655,840	less than 1%
Proactive Capital Partners LP(6)	1,101,811	1,101,811	0	0%

Notes:

(1)	Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)	We have assumed that the selling stockholder will sell all of the shares being offered in this offering.

(3)	Based on 141,146,344 shares of our common stock issued and outstanding as of June 3, 2022. Shares of our common stock being offered pursuant to this prospectus by the selling stockholder is counted as outstanding for computing the percentage of the selling stockholder.

(4)	Nathan Yee exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by White Lion Capital, LLC.

(5)

Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments, LLC. Includes 587,039 shares owned, 2,379,763 shares underlying its 635 shares of Series C Preferred, 1,784,822 shares underlying its warrants and 10,000,000 under the Financing Agreement.

(6)	Jeff Ramson exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Proactive Capital Partners LP. Includes 629,606 shares underlying its 168 shares of Series C Preferred and 472,205 shares underlying its warrant.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results may differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Cautionary Note Regarding Forward-Looking Statements.”

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The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Results of Operation for Three and Three Months Ended March 31, 2022 and 2021

Revenues

We did not achieve revenues from our current operations for the three months ended March 31, 2022 or 2021. We will not achieve revenues unless we are able to market, support and deliver our product and service offerings. There can be no assurances that we will achieve revenues despite our efforts.

Operating Expenses

Operating expenses reduced to $551,341 for the three months ended March 31, 2022, as compared with $1,272,976 for the same period ended 2021. For the three months ended March 31, 2022, our operating expenses mainly consisted of $192,829 in professional fees, $84,440 was charged for Advisory Board members and consultant compensation that was paid by the issuance of common stock. Additional operating expenses consisted of $140,944 in compensation, $107,595 in amortization and depreciation, $61,261 in research and development, $37,593 in market and regulation costs, and $11,119 in general and administrative expenses. For the three months ended March 31, 2021, our operating expenses mainly consisted of $795,146 in professional fees $764,076 was charged for Advisory Board members and consultant compensation that was paid by the issuance of common stock, $168,963 in compensation expense, $127,589 in development expense, $94,844 in amortization and depreciation, $73,103 in general and administrative costs and $13,331 in market and regulation costs.

Our operating expenses are expected to increase as we further implement our business plan and the added expenses associated with this offering and reporting with the Securities and Exchange Commission.

Other Income (Expenses)

We had other expense of $450,947 for the three months ended March 31, 2022, as compared with other expense of $11,299 for the same period ended 2021. For the three months ended March 31, 2022, our other income (expense) consisted of $414,844 interest expense, $40,549 currency transaction loss, $23,891 loss on change in fair value of the derivative portion of warrants issued, and interest income of $452. Our other expenses for the same period ended 2021 consisted of 6,666 currency transaction losses, $4,800 interest expense and interest income of $166.

Net Loss and Comprehensive Loss

We finished the three months ended March 31, 2022 with a net loss of $1,030,331 as compared to a net loss of $1,284,275 during the three months ended March 31, 2021. Foreign currency translation gains of $13,373 and $21,008, respectively, for the three months ended March 31, 2022 and 2021, resulted in net comprehensive loss of $1,016,958 and $1,263,267, respectively.

Results of Operations for the Years Ended December 31, 2021 and 2020

Revenues

We did not achieve revenues from our current operations for the year ended December 31, 2021 or 2020. We will not achieve revenues unless we are able to market, support and deliver our product and service offerings. There can be no assurances that we will achieve revenues despite our efforts.

Operating Expenses

Operating expenses increased to $3,662,146 for the year ended December 31, 2021, as compared with $1,267,124 for the same period ended 2020. For the year ended December 31, 2021, our operating expenses mainly consisted of, $2,069,876 in professional fees. $1,774,965 was charged for Advisory Board members and consultant compensation that was paid by the issuance of common stock. Additional operating expenses consisted of $612,735 in compensation, $302,808 in research and development $379,887 in amortization and depreciation, $170,441 in market and regulation costs, and $126,399 in general and administrative expenses. For the year ended December 31, 2020, our operating expenses mainly consisted of $396,321 in compensation expense, $268,620 in professional fees, $283,295 in amortization and depreciation, $132,221 in market and regulation costs, $106,378 in research and development costs and $80,289 in general and administrative costs.

Our operating expenses are expected to increase as we further implement our business plan and the added expenses associated with this offering and reporting with the Securities and Exchange Commission.

Other Income (Expenses)

We had net other expense of $31,341 for the year ended December 31, 2021, as compared with net other income of $135,315 for the same period ended 2020. For the year ended December 31, 2021, our other expense consisted of mainly $65,316 in interest expense and $47,842 in currency transaction losses, offset mainly by $75,263 income from R&D tax credits. For the year ended December 31, 2020 our net other income of $135,315 consisted of mainly $209,727 from R&D tax credits offset mainly by $43,342 in interest expense and $15,349 in unrealized loss on investment.

Net Loss

We finished the year ended December 31, 2021 with a net loss of $3,693,487 as compared to a loss of $1,131,809 during the year ended December 31, 2020.

Liquidity and Capital Resources

As of March 31, 2022, we had total current assets of $186,373 and total current liabilities of $725,785 resulting in a working capital deficit of $539,412, as compared to a working capital deficit of $583,636 as of December 31, 2021.

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Our operating activities used $407,570 during the three months ended March 31, 2022 as compared with $422,029 used in operating activities in the three months ended March 31, 2021. Our negative operating cash flows for both periods in 2022 and 2021 is largely the result of our net loss for the periods.

Our operating activities used $1,577,936 during the year ended December 31, 2021 as compared with $504,223 used in operating activities in the year ended December 31, 2020. Our negative operating cash flows in 2021 and 2020 is largely the result of our net loss for the periods and stock-based compensation.

We used $11,684 and $35,673 in investing activities during the three months ended March 31, 2022 and 2021, respectively, for purchase of intangible assets.

We used $441,493 and $592,446 in investing activities during the year ended December 31, 2021 and 2020, respectively, for purchase of fixed assets and intangible assets.

Financing activities provided $399,831 during the three months ended March 31, 2022 compared with $594,954 provided during the three months ended March 31, 2021. During the three months ended March 31, 2022, we received $421,000 for issue of Series C Preferred Stock, $15,000 in convertible promissory notes and $19,709 from loans payable – related party, and made repayments of $3,322 in loans payable and $52,556 in loans payable – related party. During the three months ended March 31, 2021, we received proceeds of $822,572 in convertible notes, offset by $227,618 in repayments of unsecured loans.

Financing activities provided $1,950,510 during the year ended December 31, 2021 compared with $912,187 provided during the year ended December 31, 2020. During the year ended December 31, 2021, we received $2,183,208 in convertible notes payable and $81,162 from loans payable – related party, and made repayments of $10,792 in loans payable and $303,068 in loans payable – related party. During the year ended December 31, 2020, we received proceeds of $403,880 in convertible notes, $297,006 in loans payable – related party and $239,635 from the issuance of common stock, and made repayments of $10,294 in loans payable and $18,040 in loans payable -related party.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements.

On March 4, 2022, we entered a Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to Seven Thousand Dollars ($700,000) of the Company’s Series C Convertible Preferred Stock in exchange for Seven Hundred (700) shares of Series C Convertible Preferred Stock. The first tranche, promptly upon execution of the Securities Purchase Agreement, was for the purchase of Three Hundred (300) shares of Series C Convertible Preferred Stock for Three Hundred Thousand Dollars ($300,000). The second tranche, which occurred on April 25, 2022, was for the purchase of Two Hundred (200) shares of Series C Convertible Preferred Stock for Two Hundred Thousand Dollars ($200,000). On May 23, 2022, there was a third tranche for the purchase by GHS of One Hundred (100) shares of Series C Convertible Preferred Stock for One Hundred Thousand Dollars ($100,000). The remaining tranches of shares shall occur so long as certain conditions are met as described in the GHS Securities Purchase Agreement.

The Company issued to GHS commitment shares of Thirty Five (35) shares of Series C Convertible Preferred Stock and a warrant (the “GHS Warrant”) to purchase 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “GHS Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the GHS Warrant Shares.

We also entered into a Securities Purchase Agreement on March 9, 2022 with another accredited investor, whereby the investor agreed to purchase One Hundred and Sixty (160) shares of Series C Preferred Stock for One Hundred and Sixty Thousand ($160,000).

The Company issued to this investor commitment shares of Eight (8) shares of Series C Convertible Preferred Stock and a warrant (the “Warrant”) to purchase 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the Warrant Shares.

The conversion price for the Series C Preferred shall be the amount equal to a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreements, or $0.3202 per share. The exercise price for the Warrants to purchase 1,413,804 shares is at a fixed price of $0.3404 per share and for the Warrants to purchase 562,149 shares is a fixed price of $0.3503 per share.

There are 803 shares of Series C Preferred outstanding as of the date of this Prospectus.

Also on March 9, 2022, the Company entered into an Equity Financing Agreement (“Financing Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with GHS. Under the terms of the Financing Agreement, GHS agreed to provide the Company with up to Fifteen Million ($15,000,000) upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”).

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”) based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed two hundred and fifty percent (250%) of the average daily trading dollar volume of the Company’s Common Stock during the ten (10) trading days preceding the put, in an amount equaling less than ten thousand dollars ($10,000) or greater than one million dollars ($1,000,000). Pursuant to the Financing

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Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to eighty percent (80%) of the Market Price (as defined in the Financing Agreement). Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall mean ninety percent (90%) of the Market Price, subject to a floor of $.01 per share. Puts may be delivered by the Company to GHS until the earlier of 24 months from the date of the Financing Agreement or the date on which GHS has purchased an aggregate of $15,000,000 worth of Common Stock under the terms of the Financing Agreement.

Additionally, concurrently with the execution of definitive agreements, the Company shall issue common shares to the Investor representing a dollar value equal to one percent (1.0%) of the Commitment Amount (the “Commitment Shares”). The Commitment Shares shall be calculated at the applicable Purchase Price on the trading day immediately preceding the execution of definitive agreements.

The Registration Rights Agreement provides that the Company shall (i) use its best efforts to file with the Commission the Registration Statement within 30 days of the date of the Registration Rights Agreement; and (ii) have the Registration Statement declared effective by the Commission within 30 days after the date the Registration Statement is filed with the Commission, but in no event more than 90 days after the Registration Statement is filed.

On March 24, 2022, the Company and White Lion executed a Termination and Release Agreement dated March 22, 2022, to terminate the Purchase Agreement and Registration Rights Agreement dated February 1, 2022 for an equity line of up to $10 million and registration rights. In consideration, the Company agreed to issue to White Lion an additional 103,000 shares of common stock and to register all White Lion’s 206,000 shares.

In 2016, our wholly owned subsidiary, Bubblr Limited, entered into a Loan Agreement with its Founder, Stephen Morris. On May 23, 2022, we entered into an amendment (the “Amendment”) to the Loan Agreement with Bubblr Limited and Mr. Morris to change the loan from a demand loan to have maturity date on the earlier of (i) the completion of an offering by Bubblr, Inc., in the amount of no less than $7,500,000 in a public offering, or (ii) two years from the date of the Amendment (the “Maturity Date”).

In addition, on a date no later than five (5) business days from the date we complete a bridge financing of no less than $1.5 million USD, we shall pay to Mr. Morris an amount equal to £115,000 GBP as an installment payment on the principal of the Loan, and the balance of the principal of the Loan shall be paid at the Maturity Date.

We also plan to seek additional financing in a private or public equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

 Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe our most critical accounting policies and estimates relate to the following:

•	Foreign Currency Translations
•	Intangible Assets
•	Long-lived Assets
•	Income Taxes

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Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates.  The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Recent Accounting Pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 2 to the audited consolidated financial statements as of and for the years ended December 31, 2021 and 2020 included herein.

 Off Balance Sheet Arrangements

As of March 31, 2022, there were no off-balance sheet arrangements.

 BUSINESS

Overview

Bubblr, Inc is a company founded on the principles of digital disruption, innovation and the emerging importance of ethical Internet applications. Our objective is to fix a broken internet model that currently suffers from the following failures:

(1)	It recklessly abuses an individual's personal data;

(2)	It is prohibitively expensive and complex for most businesses to utilize as a marketing channel; and

(3)	It fails to provide sufficient revenue for content creators and online participants outside of those at the very top.

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Bubblr brings a holistic approach to the above problems in a fundamentally unique way. Building on its patented alternative online search mechanism and engaging with the global digital developer community, we are building a new economic platform that we believe will be fundamentally sustainable and fair to users, online businesses, and all online stakeholders. Our mission is to empower the developers of a new Internet in creating Ethical Technologies through our Intellectual Property, providing advanced digital tools that enable developers and creators to build fair-forward solutions to build a new Ethical Internet Ecosystem (the “Ethical Web” or WEB.Ɛ).

The 5 pillars of WEB.Ɛ are:

•	An internet that decentralizes profits.
•	An internet that consecrates citizens’ rights to privacy.
•	An internet that levels the playing field for businesses
•	An internet that combats social and cultural division.
•	An internet that is not corrupted by advertising.

Open-Source Ecosystem

Understanding that the WEB.Ɛ concept is larger than any one entity and deploys multiple layers of technologies across multiple business sectors, we are building an Open-Source Platform (OSP) to engage the world’s developers and engineers in the cause for a more equitable Internet, at the DNA level. With our own intellectual property at its core, we will construct our OSP with the developer community in mind, incorporating a number of related digital tools that support the ethical development of new mobile applications that adhere to and reflect the highest standers of WEB.Ɛ.

Intellectual Property

We have created a new search mechanism, which has been granted a patent in South Africa (2016/06947), New Zealand(725014), and in the United States (‘Utility Patent No. US 10977387, AN INTERNET-BASED SEARCH MECHANISM’.). The Patenet is accepted in Canada (2962520) and we have patents pending on the same processes in Australia (2015248619), E.U. (15723990.6) and the United Kingdom (PCT/GB2015/051130), creating an alternative economic ecosystem to tackle the current broken model and better serve all main participant groups. Our work ensures that users, content publishers, and small-to-medium enterprises (SMEs) are better protected and rewarded in their online experiences.

Bubblr is currently in the process of filing a sister patent to our approved INTERNET SEARCH MECHANISM. This patent will define an alternative mobile search system purely for information rather than goods and service, which our original patent covers. This new search mechanism is designed to radically change the way search is conducted for information and will bear little resemblance to the established search model.  Details of the mobile search app will become available upon formal filing.

Web3/Ɛ as Growth Ecosystem

Bubblr is in the process of pivoting to a software as a service (SAAS) Open Source Platform to allow the open-source community, companies and not-for-profits to be able to build their own mobile applications using open source templates downloadable from a central code repository. As partners register onto our platform, they are provisioned with online consoles that allow them to fully utilize the SAAS platform and will have their own sandbox provisioned to test their apps.

All of the consumer-based products subsequently developed by registered partners are designed to deliver the presentation layer through mobile-first consumer experiences. Bubblr eschews delivery of consumer products through browsers, as they are inherently vulnerable to interference by bad actors.

We are developing our WEB.Ɛ (our more ethical derivative of Web 3.0) platform by concentrating on proven value methodologies designed to exponentially increase the adoption of our IP through the following trifurcated process:

1. Research & Development. Through an Open Source Initiative designed to evolve our IP (developed under patent). This allows us to identify growth areas and expand ecosystems, platforms, and products within those areas.

2. Licensing and SAAS. We will provide revenue opportunities through partnerships with select start-ups and established corporations to further our reach and rapid development of platform applications. The SAAS platform will allow low volume, free community access. However, platform usage is metered, and those partners who start using the platform for larger volume will be obliged to pay an appropriate license fee.

3. Venture Fund. We will license and provide our technology to select start-ups, teams and developers, and fund early stage startups that deploy promising applications arising from the platform. This will allow us to grow a multi-sector ecosystem and maximize reach and revenues through multiple avenues.

 Related Developer Tools and Services

We have developed a data-driven conversations (DDC) capability that is being implemented into our platform and app technologies. This generic application can be used by developers with access to our toolkit and will facilitate the construction of search dialogues to optimize searching for goods and services. These search dialogues are optimized and contextualized for the products being searched for.

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For example, it allows users to filter the availability of goods and services limited by a geographical area and by service/product availability. This DDC capability can also be reused as an essential component of our open-source platform to provide generic conversation e-commerce capabilities. Our DDC offer is not a chatbot but rather a generic data-driven questionnaire system that can be deployed within apps without requiring any extra coding. Moreover, it operates using mobile app components that use 'finger taps' rather than entering text using a keyboard.

The systems architecture to support these systems has evolved. Our current belief is that a collection of technologies is the perfect platform to deliver our solutions in an open-source setting.

Bubblr utilizes a number of different database technologies. Neo4J is the leading open-source graph database provider for Graph Databases, which allows the provision of an Open Source database of goods and services similar to WikiData. We base our GraphDB structures on WikiData so that we can fully integrate with WikiData which is seen as the natural repository for such data. However, the WikiData online tools available for businesses to add and maintain this data are inferior and beyond the ability of most small businesses to utilize efficiently. Our Open Source platform will effectively provide easy-to-use console tools to do this. We also use Elastic Search, which has become the NoSQL document database of choice for delivering very high volume document data sets with built-in machine learning and AI capabilities.

We have managed to integrate these two very different and unique database platforms in an innovative fashion that allows our users to data-drive all their Bubblr based products with a 'No Code' solution that other companies will find it difficult in terms of time and money to emulate successfully.

Most of our crucial APIs never have to be altered with the apps we produce or our partners deliver. However, we still retain the capacity to radically enhance the behavior of our technology without having to issue new versions.

We will also be providing open-source Flutter templates on GitHub that will allow registered users of the platform to readily build their own apps (Android, Apple IOS, Windows, Linux, or macOS). They can also use the code here to integrate into an existing app if that is the preferred deployment method.

We are also building a metering system allowing the company and registered users to monitor how much resources are being utilized on the platform.  We can enable genuine open source developers to use the platform for free while ensuring corporate clients are billed appropriately.

Finally, we are building an OAUTH2 integrated environment to allow all registered users to have their sandbox environment pre-loaded with known test data and a set of tools to manage their own test data sets.

Competition

The space for online marketplaces and ad networks is rapidly evolving. The Advertising Technology (Ad-tech) industry includes all kinds of tools, software platforms (Google, Facebook), agencies, data-brokers, etc. It facilitates targeted advertisements that have become exponentially more invasive over the past decade due to massive amounts of personal data collection. It's a complex and opaque ecosystem that tracks, profiles, discriminates (both personal and business) and manipulates for profit. It's a multi-billion dollar industry that is now facing litigation, investigations, and new regulations to curb its practices.

We face intense competition from companies with much larger capital resources than us, and, as a result, we could struggle to attract users and gain market share. Many of our existing or future competitors have greater financial resources and greater brand name recognition than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole. We will strive to advance our technology in each of these sectors ahead of our competitors to gain market share. We also face intense competition in attracting and retaining qualified employees. Our ability to continue to compete effectively will depend upon our ability to attract new employees, retain and motivate our existing employees and to compensate employees competitively. We face significant competition in several aspects of our business, and such competition might increase, particularly in the market for networks and online marketplaces. A key advantage against better resourced competitors is provisioning our technology and related acquisitions as an Open Source SAAS platform. This pushes all of the consumer and merchant marketing responsibility to the registered partners.

Our competitors may announce new products, services or enhancements that better address changing industry standards or the needs of users, such as mobile access or different market focus. Any such increased competition could cause pricing pressure, loss of business or decreased user activity, any of which could adversely affect our business and operating results.

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We believe that we have competitive strengths and protection via our IP which is defensible under the umbrella protection of our granted patents.

 Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business online, many of which are evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws and regulations relating to the liability of providers of online services for activities of their users and other third parties are being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, or the content provided by users. Further some countries impose regulations regarding or require licenses to conduct various aspects of our business, including employee recruiting, and news related services. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users or other third parties could harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities, may in the future produce legislation or other governmental action that could require changes to our website platform, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our platform.

In the area of information security and data protection, most states have enacted laws and regulations requiring notification to users when there is a security breach of personal data, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws and regulations may increase in the future as a result of amendments or changes in interpretation. Furthermore, any failure on our part to comply with these laws and regulations may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws and regulations regarding privacy and protection of data. Our privacy policies describe our practices concerning the use, storage, transmission and disclosure of personal information, including visitor and user data. Any failure by us to comply with these terms or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of privacy and data protection laws and regulations and their application to online services are unclear, evolving and in a state of flux. For example, in October 2015, the highest court in the European Union invalidated reliance on the US-EU Safe Harbor regime as one of the legally recognized mechanisms under which the personal data of European citizens could be transferred to the United States. There is a risk that these laws and regulations may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices, or that new laws or regulations will be enacted. In addition, because our platform will be accessible worldwide, certain foreign governments may claim that we are required to comply with their laws and regulations, including with respect to the storage, use and disclosure of user information, even in jurisdictions where we have no local entity, employees, or infrastructure. Complying with these varying domestic and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

Employees

As of June 3, 2022, we have 6 full-time employees, 4 contractors and 1 part-time employee.

Legal Proceedings

From time to time, we may become party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party, as plaintiff or defendant, to any legal proceedings that we believe to be material or which, individually or in the aggregate, would be expected to have a material effect on our business, financial condition or results of operation if determined adversely to us.

Smaller Reporting Company

The Company is a “smaller reporting company” as defined in Rule 12b-2 under the Exchange Act. There are certain exemptions available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years. As long as we maintain our status as a “smaller reporting company,” these exemptions will continue to be available to us.

MANAGEMENT

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Rik Willard	61	Chief Executive Officer and Director
Steven Saunders	43	Chief Commercial Officer and Director
Stephen Morris	66	Chief Technology Officer and former Director (1)
Matthew Loeb	61	Chair and Director
Virginia Mackin	58	Chief Financial Officer (interim)

(1)	Mr. Morris resigned as a Director on May 30, 2022.

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Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Rik Willard

Prior to joining Bubblr on August 16, 2021, for the past five years, Mr. Willard has been the Founder and Managing Director of Agentic Group, a New York based advanced technology consultancy working with governments, financial institutions, corporations and the global tech startup ecosystem. His primary work is helping companies to develop Web 3 and blockchain growth strategies, and facilitating funding and strategic alliances for promising startups. In 2017 he provided these services as Interim CEO with Global Blockchain Technologies in Toronto, CA -- which traded on the TSXv -- developing that company's business strategy and spearheading it's CA $40 million fundraise.

He has a number of board and advisory affiliations, including The World Ethical Data Foundation and Forum, The Seidenberg School of Computer Science (CSIS) at Pace University, The Field Center of Entrepreneurship at Baruch College, and KIPP Charter Schools, among others. He has received Fellowships at The Foreign Policy Association and at the Center for the Study of Digital Life. He continues to be an invited keynote speaker at several major educational institutions, which include the Harvard Business School, the Kaufmann Institute at Stern Business School/NYU, and others.

Aside from that provided above, Mr. Willard does not hold and has not held over the past five years, directorships in any American company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Willard is qualified to serve on our Board of Directors due to his vast experience and expertise in bringing multiple categories of digital products from the investment phase, through to productization and market introduction. He comprehends the nuances of professional board development and procedure, and from the first days of the Internet through today’s privacy and decentralization movements, he has accurately triangulated social, economic and political realities to predict and profit from prevailing and forward-looking digital trends.

Steven Saunders

Prior to joining Bubblr on the May 1, 2019, Mr. Saunders worked for over 8 years at the management consultancy firm, Syntegrity Group. He held the job title of Managing Director, and he worked with c-level executives across a broad range of industries. These included financial services, pharmaceutical, real estate, not-for-profit, technology He also has experience in strategic planning, corporate development, go-to-market innovation, product launches, and corporate transformations.

Aside from that provided above, Mr. Saunders does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Saunders is qualified to serve on our Board of Directors because of his experience and expertise gained as a management consultant over the past decade, working with c-level executives within the Fortune 500 on a variety of management challenges.

Mr. Saunders is paid by Bubblr Limited, a wholly owned subsidiary of Bubblr Inc. since the commencement of his employment in May 2019. In July 2021, Bubblr Inc. now directly employs Mr. Saunders.

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 Stephen Morris

Prior to founding Bubblr in 2015 and working on it full time, Mr. Morris also worked as an agile coach and scrum master consultant at various companies. From July 2017 to June 2018 – he worked at Royal London Group in Edinburgh Scotland. From 2016 to February 2017, he worked for Accenture in Newcastle Upon Tyne, England. From January 2016 to October 2016 he worked at Sky Broadcasting in Livingstone, Scotland.

Aside from that provided above, Mr. Morris does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Matthew Loeb

Prior to joining Bubblr’s advisory board on September 14, 2020, Mr. Loeb has worked on/with the boards of Excelsior College, the Center for Cyber Safety and Education, CMMI Institute, Crosswalk, and is currently a Fellow at MIT’s Center for Information Systems Research. Mr. Loeb has been the Founder and CEO of Optimal Performance Seekers, LLC from January 2019 to the present. Mr. Loeb was the CEO of ISACA from September 2014 to December 2018 and was an Executive Director and Interim CEO of the Biomedical Engineering Society from May 2019 to August 2020.

Aside from that provided above, Mr. Loeb does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Loeb is qualified to serve on our Board of Directors because of his extensive executive leadership experience as a CEO and in other senior executive position, his background in technology, audit, cybersecurity and risk management, and based on his work serving on boards of directors combined with his knowledge of corporate governance.

Virginia Mackin

Prior to joining Bubblr in 2019, Ms. Mackin worked for three years at The Law Society of Scotland, a not-for-profit organization that represents, registers, and regulates the legal profession in Scotland. She was the Head of Finance and worked with a wide range of stakeholders to ensure the Society complied with all reporting requirements, internal controls, and internal management account requirements. Previously to this post, Ms. Mackin worked for Edrington, an international creator, and distributor of Scotch Whisky and other spirits. She worked within the Commercial Accounting team with responsibilities for distributors in the United Kingdom, Spain, and the Netherlands.

Ms. Mackin is a fellow member of the Association of Chartered Certified Accountants.

Aside from that provided above, Ms. Mackin does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Ms. Makin is qualified to serve as an interim member of our executive team because of her overall understanding of our company, the successful completion of the 2019 and 2020 audit and her past experience in change of management and finance team leadership in established, not-for-profit and start-up companies.

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Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

a.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

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6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Historically, our directors believed that it is not necessary to have such committees because the functions of such committees can be adequately performed by the board of directors.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and principal	Year	Salary ($)	Bonus	Stock	Option	All Other	Total
Position			($)	Awards	Awards	Compensation	($)
				($)	($)	($) (1)(2)
Rik Willard	2020	Nil	Nil	Nil	Nil	Nil	Nil
CEO and Director	2021	41,250	Nil	418,364	Nil	Nil	459,614
Steven Saunders	2020	129,500	Nil	Nil	Nil	Nil	129,500
CCO and Director	2021	134,116	Nil	Nil	Nil	Nil	134,116
Stephen Morris	2020	80,750	Nil	Nil	Nil	Nil	80,750
CTO and Former Director	2021	122,537	Nil	Nil	Nil	Nil	122,537

Management Compensation

Approval of the 2022 Equity Incentive Plan

On May 25, 2022, our board of directors and majority shareholders approved the adoption of the Bubblr, Inc. 2022 Equity Incentive Plan (the “2022 Equity Incentive Plan”).

The purpose of the 2022 Equity Incentive Plan is to foster and promote our long-term financial success and increase stockholder value by motivating performance through incentive compensation. The 2022 Equity Incentive Plan is intended to encourage participants to acquire and maintain ownership interests our company and to attract and retain the services of talented individuals upon whose judgment and special efforts the successful conduct of our business is largely dependent.

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The 2022 Equity Incentive Plan became effective upon its approval by the majority of stockholders on May 25, 2022 and, unless earlier terminated, will continue until May 25, 2032. A total of 28,400,000 shares of common stock may be issued under the 2022 Equity Incentive Plan.

The 2022 Equity Incentive Plan provides for the granting of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares and performance units to our employees, officers, directors and consultants, including incentive stock options, non-qualified stock options, restricted stock, and other benefits.

Employment Agreements

The Company entered into employment agreement with Stephen Morris, our Founder and Chief Technology Officer, the term is three years commencing July 1, 2021. Mr. Morris is to receive monthly cash compensation of $15,000 reduced by $4,790 until at least $5,000,000 has been received through the S-1 offering.

The Company previously entered into a consulting contract employment agreement with Neeta Shah to act as the Chief Financial Officer of the company. Under the agreement, Mrs. Shah is to receive monthly cash compensation of $7,500 until at least $5,000,000 funding has been received through the S-1 offering, whereas Mrs. Shah will become a full-time employee on a monthly cash compensation of $15,000. Mrs. Shah was granted a signing bonus of 51,020 shares that were issued in October 2021. Ms. Shah was dismissed on January 29, 2021 with one month’s severance of $7,500.

On January 31, 2022, our Board of Directors appointed Ms. Virginia Mackin as our interim Chief Financial Officer. Ms. Mackin has acted as our Financial Controller. We have compensated her in this role with an annual salary of $60,000, which will increase to $100,000 in April 2022.

On May 31, 2022, our board of directors approved amended and restated employment agreements in favor of our Chief Executive Officer, Rik Willard, and our Chief Commercial Officer, Steven Saunders.

The employment agreement with Mr. Williard provides that we will compensate him with a yearly salary of $144,000 to be increased to $180,000 upon securing $5m in capital. We also agreed to compensate Mr. Willard with 5,400,000 restricted stock units, which vests 2,700,000 annually over a period of two years. He is also entitled to health and vacation benefits and six month severace if terminated for good cause of if he resigns for good reason in a constructive termination. Mr. Williard agreed to a two year non-solicit restrictive covenant.

The employment agreement with Mr. Saunders provides that we will compensate him with a yeary salary of $144,000 to be increased to $180,000 upon securing $5m in capital. We also agreed to compensate Mr. Saunders with 3,000,000 restricted stock units, which vests 1,500,000 annually over a period of two years. He is also entitled to health and vacation benefits and six month severace if terminated for good cause of if he resigns for good reason in a constructive termination. Mr. Saunders agreed to a two year non-solicit restrictive covenant.

Grants from the 2022 Equity Incentive Plan

In connection with the employment agreements with Messrs. Willard and Saunders, we have granted these officers restricted stock units as detailed under “Employment Agreements.”

Compensation of Directors

All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

Our wholly owned subsidiary, Bubblr Limited, has a loan from Stephen Morris pursuant to a Loan Agreement of $428,177 and $500,915 as of December 31, 2021 and 2020, respectively. The loan is non-interest bearing and due on demand.

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During the year ended December 31, 2021, $60,000 and $6,000 was deducted from the amount owed and used by Mr. Morris to purchase the Special 2019 Series A preferred Stock and Series B Preferred Shares, respectively, from the Company.

On May 23, 2022, we entered into an amendment (the “Amendment”) to the Loan Agreement with Bubblr Limited and Mr. Morris to change the loan from a demand loan to have maturity date on the earlier of (i) the completion of an offering by Bubblr, Inc., in the amount of no less than $7,500,000 in a public offering, or (ii) two years from the date of the Amendment (the “Maturity Date”).

In addition, on a date no later than five (5) business days from the date we complete a bridge financing of no less than $1.5 million USD, we shall pay to Mr. Morris an amount equal to £115,000 GBP as an installment payment on the principal of the Loan, and the balance of the principal of the Loan shall be paid at the Maturity Date.

During the year ended December 31, 2021, the Company received one loan from Mr Anthony Taylor, a minority shareholder of $81,162. The loan is non-interest bearing and due for repayment on February 28, 2022.

During the fourth quarter of 2020, the Company received two loans from minority shareholders totaling $297,006. The loan of $245,234 was non-interest bearing and due for repayment on January 31, 2021. The loan of $51,772 carried an original interest rate of 20% and was due for repayment on December 31, 2020. These loans were repaid in full during the year ended December 31, 2021.

Director Independence

The Board of Directors is currently composed of three members. None of them qualify as independent in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the Director is not, and has not been for at least three years, one of the Company’s employees and that neither the Director, nor any of his family members has engaged in various types of business dealings with us.

Indemnification

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of June 3, 2022, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Mr. Morris’ ownership of the Special 2019 Series A Preferred Stock, as detailed below, gives him 60% of all votes of common stock and preferred stock entitled to vote. As a result, he controls all corporate matters submitted to shareholders for a vote, including the election of directors.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 21 West 46th Street, New York, New York 10036.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Rik Willard	102,040	0.07%
Stephen Morris	56,785,988	40.23%
Matthew Loeb	250,000	0.18%
Steven Saunders	4,500,000	3.19%
Virginia Mackin	700,000	0.49%
All Directors and Executive Officers as a Group (5 persons)	62,338,028	44.16%

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5% Holders	Common Stock
	Number of Shares Owned (1)	Percent of Class (2)
Stephen Morris	56,785,988	40.01%
All 5% Holders as a Group (1 persons)	56,785,988	40.01%

	2019 Series A Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (3)
Stephen Morris	1	100%
All Directors and Executive Officers as a Group	1	100%

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 141,146,344 voting shares as of June 3, 2022.

(3)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 1 voting share outstanding as of June 3, 2022.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 3,000,000,000 shares of common stock, with a par value of $0.001 per share, and 25,000,000 shares of preferred stock, with a par value of $0.001 per share. As of June 3, 2022, there were 141,146,344 shares of our common stock issued and outstanding, 1 share of our Special 2019 Series A Preferred Stock issued and outstanding and 803 shares of Series C Preferred Stock issued and outstanding. Our shares of common stock are held by 723 stockholders of record and the preferred stock is held by 3 stockholder of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

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Preferred Stock

Our board of directors may authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Special 2019 Series A Preferred Stock

We have one designated class of preferred stock known as Special 2019 Series A Preferred Stock. The holders of Special 2019 Series A Preferred Stock are entitled to vote 60% of all votes (including, but not limited to, Common Stock, and Preferred Stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

Series C Preferred Stock

On March 4, 2022, the Company filed a Certificate of Designation with the Wyoming Secretary of State, which established Two Thousand (2,000) shares of the Company’s Series C Convertible Preferred Stock, having such designations, rights and preferences as set forth therein.

Below is a summary description of the material rights, designations and preferences of the Series C Convertible Preferred Stock (all capitalized terms not otherwise defined herein shall have that definition assigned to it as per the Certificate of Designation).

The Company has the right to redeem the Series C Convertible Preferred Stock, in accordance with the following schedule:

▪	If all of the Series C Convertible Preferred Stock are redeemed within ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three (3) business days’ of written notice at a price equal to one hundred and fifteen percent (115%) of the Stated Value together with any accrued but unpaid dividends.

▪	If all of the Series C Convertible Preferred Stock are redeemed after ninety (90) calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three (3) business days of written notice at a price equal to one hundred and twenty percent (120%) of the Stated Value together with any accrued but unpaid dividends; and

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The Stated Value of the Series C Convertible Preferred Stock is $1,200 per share.

The Company shall pay a dividend of eight percent (8%) per annum on the Series C Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series C Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series C Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series C Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series C Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the Conversion Price (as set forth in the Certificate of Designation).

There are also Purchase Rights and Most Favored Nation Provisions. As of June 3, 2022 we have 803 shares of Series C Convertible Preferred Stock outstanding.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Anti-Takeover Issues

The super voting rights of our Special 2019 Series A Preferred Stock provides a potential anti-takeover mechanism in that the holder has a 60% vote in all matters requiring shareholder approval. Other than what is described in this section of the Offering Circular, we have no plans or proposals to adopt any such additional provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

Other provisions of the Company’s Amended and Restated Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our Board of Directors and Management. According to our Articles and Bylaws, the holders of our common stock do not have cumulative voting rights in the election of the Company’s Directors. The combination of the present ownership of super-voting preferred shares and lack of common stock cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control by replacing our Board of Directors.

Wyoming does not impose enhanced fiduciary duties on directors in attempted takeover situations. Instead, the “business judgment rule” is applied to the use of antitakeover tactics. Here is the text of WY Stat § 17-16-830 (1997 through Reg Sess):

“(a) Each member of the board of directors, when discharging the duties of a director, shall act:

(i) In good faith; and

(ii) In a manner he reasonably believes to be in or at least not opposed to the best interests of the corporation.

(b) The members of the board of directors or a committee of the board, when becoming informed in connection with their decision making function or devoting attention to their oversight function, shall discharge their duties with the care that a person in a like position would reasonably believe appropriate under similar circumstances.

(c) In discharging board or committee duties a director shall disclose, or cause to be disclosed, to the other board or committee members information not already known by them but known by the director to be material to the discharge of their decision making or oversight functions, except that disclosure is not required to the extent that the director reasonably believes that doing so would violate a duty imposed under law, a legally enforceable obligation of confidentiality or a professional ethics rule.

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(d) In discharging board or committee duties a director who does not have knowledge that makes reliance unwarranted is entitled to rely on the performance by any of the persons specified in paragraph (f)(i) or (iii) of this section to whom the board may have delegated, formally or informally by course of conduct, the authority or duty to perform one (1) or more of the board's functions that are delegable under applicable law.

(e) In discharging board or committee duties a director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by any of the persons specified in subsection (f) of this section.

(f) A director is entitled to rely in accordance with subsections (d) and (e) of this section on:

(i) One (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the functions performed or the information, opinions, reports or statements provided;

(ii) Legal counsel, public accountants or other persons retained by the corporation as to matters involving skills or expertise the director reasonably believes are matters:

(A) Within the person's professional or expert competence; or

(B) As to which the particular person merits confidence; or

(iii) A committee of the board of directors of which he is not a member if the director reasonably believes the committee merits confidence.

(g) For purposes of subsection (a) of this section, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

(i) The interests of the corporation's employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.”

Directors and Officers, in exercising their respective powers with a view to the interests of the corporation, may consider:

(a) The interests of the corporation’s employees, suppliers, creditors and customers;

(b) The economy of the State and Nation;

(c) The interests of the community and of society; and

(d) The long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

This is an extremely management-friendly provision that allows directors to consider the interests of shareholders as just one factor among others. Wyoming’s legislature offers an almost identical management-friendly language in Section 17-16-830 of its Wyoming Business Corporation Act.

Our Board of Directors can designate the rights, preferences, privileges and restrictions of series of preferred or common stock without further shareholder action. Cumulative voting is not provided for in our Articles of Incorporation or Bylaws or in the Wyoming Business Corporations Act, which also may make it harder for third parties to gain control over the Company. We do not currently have a staggered Board of Directors, and we have not adopted any shareholders’ rights plans, or so-called poison pills.

Listing of Common Stock

Our Common Stock is currently quoted on the OTC Markets under the trading symbol “BBLR.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is Pacific Stock Transfer Co.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

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 PLAN OF DISTRIBUTION

This prospectus relates to the resale of up to 10,000,000 shares of common stock, represented as Purchase Notice Shares and Commitment Shares issuable to GHS Investments, LLC (“GHS”), the selling stockholder, pursuant to an Equity Financing Agreement (the “Financing Agreement”), dated March 9, 2022, that we entered into with GHS. The Purchase Agreement required us to issue 587,039 Commitment Shares and permits us to issue Purchase Notices to GHS for up to Fifteen Million Dollars ($15,000,000) in shares of our common stock through the earlier of 24 months from the date of the Financing Agreement or until $15,000,000 of such shares have been subject of a Purchase Notice.

Also pursuant to this prospectus, GHS and Proactive Capital Partners LP (“Proactive”) are offering on a resale basis from time to time an aggregate of up to 4,610,556 shares of Common Stock with 2,634,603 issuable upon conversion of the Company’s Series C Preferred Stock (“Series C Preferred”) and 1,975,953 issuable upon exercise of Warrants that these selling shareholders have already acquired pursuant to the terms and conditions of Securities Purchase Agreements that we entered into with GHS and Proactive (the “Purchase Agreement”). The conversion price for the Series C Preferred shall be the amount equal to a fixed price equaling the closing bid price of the Common Stock on the trading day immediately preceding the date of the Purchase Agreements, or $0.3202 per share. The exercise price for the Warrants to purchase 1,413,804 shares is at a fixed price of $0.3404 per share and for the Warrants to purchase 562,149 shares is a fixed price of $0.3503 per share. The number of shares of common stock underlying the outstanding Series C Preferred was determined by multiplying the outstanding shares of Series C Preferred by the Stated Value of $1,200 and divided by $0.3202 per share. The number of shares of common stock underlying the Warrants is 75% of the of the outstanding shares of Series C Preferred Stock multiplied by the Stated Value of $1,200 per share and divided by 100% of the VWAP on the Trading Day immediately preceding the Issue Date. We are not registering any Warrants for resale, nor are we registering any common shares underlying the Series C Preferred or Warrants that have not already been issued.

Finally, we are registering 206,000 shares of common stock held by White Lion Capital, LLC (“White Lion”) for resale as a result of a Termination and Release Agreement that we have entered into.

We are not selling any shares of Common Stock under this prospectus and will not receive any of the proceeds from the resale of the Common Stock by GHS, Proactive or White Lion (referred to herein collectively as the “Selling Stockholders”). However, upon any exercise of the Warrants for cash, such Selling Shareholders would pay us the exercise price of the Warrants. We will pay for expenses of this offering, except that the selling stockholder will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

The price at which the Selling Stockholder GHS may sell its shares of common stock under the Financing Agreement will be at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

The price at which the Selling Stockholders GHS and Proactive may sell their shares of common stock underlying the Series C Preferred and Warrants will be at a fixed price of $0.40 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

The price at which the Selling Stockholders GHS and White Lion may sell their shares of common stock held for resale will be at a fixed price of $0.40 per share or, if we are quoted on the OTCQB, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices.

GHS is an “underwriter” within the meaning of the Securities Act, in connection with the resale of our common stock under the equity line Financing Agreement, and any broker-dealers or agents that are involved in such resales may be deemed to be “underwriters” within the meaning of the Securities Act in connection therewith. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

In connection with the resale of the common shares underlying the Series C Preferred and Warrants, the Selling Stockholders may be considered underwriters within the meaning of the Securities Act, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act.

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At the prices indicated above. the selling stockholders may, from time to time, sell any or all of shares of our common stock covered hereby on the OTC, or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	in transactions through broker-dealers that agree with the selling stockholder to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

The selling stockholder will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

GHS is prohibited from engaging in short sales during the period commencing on the date of execution of the Financing Agreement and continuing through the termination of the Financing Agreement. We have received confirmation from GHS that it has not engaged in any short selling of our securities or other hedging activities, including prior to entering into the Financing Agreement and prior to the receipt of any shares pursuant to the terms of the agreement.

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We have informed GHS that it is required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, or the Exchange Act, with respect to any purchase or sale of the common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the resale shares or any right to purchase the resale shares, for a period of one trading day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits GHS and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing the common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may affect any stabilizing transaction to facilitate any offering at the market.

We have also advised GHS that it should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of common stock by GHS, and that there are restrictions on market-making activities by persons engaged in the distribution of the resale shares. Under Regulation M, neither GHS nor their agents may bid for, purchase, or attempt to induce any person to bid for or purchase, shares of common stock while GHS is distributing resale shares. Regulation M may prohibit GHS from covering short sales by purchasing resale shares while the distribution is taking place, despite any contractual rights prohibiting such under the Financing Agreement. We have advised GHS that it should consult with its own legal counsel to ensure compliance with Regulation M.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Pinnacle Accountancy Group of Utah (a dba of the registered firm Heaton & Company, PLLC) (“Pinnacle”) has audited our consolidated financial statements as of and for the years ended December 31, 2021 and 2020 included in this prospectus and registration statement. Pinnacle has presented their report with respect to our audited consolidated financial statements. The report of Pinnacle is included in reliance upon their authority as experts in accounting and auditing.

42

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other documents are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. Copies of the registration statement, and the exhibits and schedules thereto, may be accessed at the Securities and Exchange Commission’s website at www.sec.gov. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is http://www.sec.gov.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We make our periodic reports and other information filed with or furnished to the Securities and Exchange Commission available, free of charge, through our website at www.bubblr.com/investor-releations, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Securities and Exchange Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission, or you can review these documents on the Securities and Exchange Commission’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” certain information we have filed with the Securities and Exchange Commission into this prospectus, which means we are disclosing important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information we incorporate by reference is considered part of this prospectus. All reports and definitive proxy or information statements subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus forms a part (excluding any disclosures that are furnished and not filed with the Securities and Exchange Commission) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Securities and Exchange Commission.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or any prospectus supplement or in any subsequently filed document that is also incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Bubblr Inc.

21 West 46th Street

New York, New York 10036

Phone: (647) 646 2263

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

43

Bubblr Inc.

44

BUBBLR INC.
Consolidated Balance Sheets
March 31, 2022 and December 31, 2021 (Unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current Assets:
Cash	$93,492	$62,967
Accounts receivable	14,506	17,966
Advances receivable	78,375	80,251
Total current assets	186,373	161,184

Non-current Assets:
Property and equipment, net	63,400	69,620
Intangible assets, net	1,492,077	1,627,010
Total non-current assets	1,555,477	1,696,630
TOTAL ASSETS	$1,741,850	$1,857,814

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable	$194,321	$200,666
Dividends payable	3,272	—
Accrued interest	33,295	21,415
Promissory note payable	20,000	—
Loan payable, current portion	13,015	13,400
Loan payable - related party	461,882	509,339
Total current liabilities	725,785	744,820

Non-current liabilities:
Convertible note payable - net of discount $52,285 and $69,714	2,235,495	2,218,066
Loan payable, non-current portion	19,245	22,518
Warrant derivative liability	444,891	—
Total non-current liabilities	2,699,631	2,240,584

Total Liabilities	3,425,416	2,985,404

Stockholders' Deficit
Preferred Stock, $0.001 par value, 25,000,000 shares authorized
Special 2019 Series A Preferred Stock, $0.001 par value, 1 share authorized; 1 share(s) issued and outstanding at March 31, 2022 and December 31, 2021	—	—
Series C Convertible Preferred Stock, $0.001 par value, 2,000 authorized, 503 and 0 shares issued and outstanding at March 31, 2022 and December 31, 2021	1	—
Common stock, $0.01 par value, 3,000,000,000 shares authorized; 141,146,345 and 140,186,096 shares issued and outstanding at March 31, 2022 and December 31, 2021	1,411,464	1,401,861
Additional paid-in capital	5,933,451	5,478,801
Accumulated deficit	(9,419,099)	(8,385,496)
Accumulated other comprehensive income	390,617	377,244
Total Stockholders' Deficit	(1,683,566)	(1,127,590)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$1,741,850	$1,857,814

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

BUBBLR INC.
Consolidated Statements of Operations and Comprehensive Loss
For the three months ended March 31, 2022 and 2021 (Unaudited)

	March 31,
	2022	2021
Operating Expenses
General and administrative	$11,119	$73,103
Professional fees	192,829	795,146
Market and regulation costs	37,593	13,331
Compensation	140,944	168,963
Amortization and depreciation	107,595	94,844
Research and development	61,261	127,589
Total operating expense	551,341	1,272,976

Operating loss	(551,341)	(1,272,976)

Other income (expense)
Interest income	452	166
Interest expense	(414,844)	(4,800)
Loss on fair value of warrant derivative liability	(23,891)	—
Foreign currency transaction loss	(40,707)	(6,665)
Total other income (expense)	(478,990)	(11,299)

Net loss before income tax	$(1,030,331)	$(1,284,275)
Provision for income tax	—	—
Net loss after income tax	$(1,030,331)	$(1,284,275)

Other comprehensive income (loss)
Foreign currency translation gain	13,373	21,008
Total other comprehensive income (loss)	13,373	21,008

Net comprehensive loss	$(1,016,958)	$(1,263,267)

Net loss per common share, basic and diluted	$(0.01)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	140,499,144	127,025,260

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

BUBBLR INC.

Consolidated Statement of Changes in Stockholders’ Deficit

For the three months ended March 31, 2022 and 2021

(Unaudited)

	2019 Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders' Deficit
Balance - December 31, 2020	—	$—	2	$—	—	$—	132,565,226	$1,325,652	$3,704,045	$(4,692,009)	$354,093	(60,000)	$631,781

Preferred B shares conversion to common stock	—	—	(2)	—	—	—	2,650	27	5,973	—	—	—	6,000
Issuance of Special 2019 Series A Preferred Stock from Treasury to related party in satisfaction of debt	1	—	—	—	—	—	—	—	—	—	—	60,000	60,000
Issuance of common shares for Services - Advisory Board	—	—	—	—	—	—	306,120	3,061	701,015	—	—	—	704,076
Issuance of common shares for Services - Consulting	—	—	—	—	—	—	24,000	240	59,760	—	—	—	60,000
Net loss	—	—	—	—	—	—	—	—	—	(1,284,275)	—	—	(1,284,275)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	21,008	—	21,008
Balance -March 31, 2021	1	$—	$—	$—	—	$—	132,897,996	$1,328,980	$4,470,793	$(5,976,284)	$375,101	—	$198,590

Balance - December 31, 2021	1	$—	—	$—	—	$—	140,186,096	$1,401,861	$5,478,801	$(8,385,496)	$377,244	$—	$(1,127,590)

Issuance of common shares for Services - Advisory Board	—	—	—	—	—	—	147,960	1,480	73,980	—	—	—	75,460
Issuance of common shares for Services - Consulting	—	—	—	—	—	—	19,250	193	8,787	—	—	—	8,980
Issuance of common shares for Equity Finance Agreement Incentive	—	—	—	—	—	—	793,039	7,930	371,884	—	—	—	379,814
Issuance of Series C Preferred Stock	—	—	—	—	503	1	—	—	(1)	—	—	—	—
Dividend Series C Preferred Stock	—	—	—	—	—	—	—	—	—	(3,272)	—	—	(3,272)
Net loss	—	—	—	—	—	—	—	—	—	(1,030,331)	—	—	(1,030,331)
Other comprehensive income	—	—	—	—	—	—	—	—	—	—	13,373	—	13,373
Balance -March 31, 2022	1	$—	$—	$—	503	$1	141,146,345	$1,411,464	$5,933,451	$(9,419,099)	$390,617	—	$(1,683,566)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

BUBBLR INC.
Consolidated Statements of Cashflows For the three months ended March 31, 2022 and 2021 (Unaudited)

	March 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(1,033,603)	$(1,284,275)
Adjustments for:
Net loss to net cash used in operating activities:
Stock based compensation	84,440	764,076
Stock based finance incentive	379,814	—
Loss on fair value of warrant derivative liability	23,891	—
Amortization of debt discount	22,429	—
Amortization of intangible asset	101,193	94,844
Depreciation	4,223	2,870
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	2,581	(9,334)
Increase (decrease) in accrued interest	10,985	(8,568)
Increase (decrease) in accounts payable	(3,523)	18,358
Net cash used in operating activities	(407,570)	(422,029)

Cash flows from investing activities
Purchase of intangible assets	(11,684)	(35,673)
Net cash used in investing activities	(11,684)	(35,673)

Cash flows from financing activities
Repayment of loans payable	(3,322)	(2,558)
Repayment of loans payable - related party	(52,556)	(225,060)
Proceeds from loans payable - related party	19,709	—
Net proceeds from issuance of Series C Preferred stock	421,000	—
Proceeds from issuance of convertible notes payable	15,000	822,572
Net cash provided by financing activities	399,831	594,954

Effects of exchange rate changes on cash	49,948	6,602

Net Change in Cash	30,525	143,854
Cash - Beginning of Period	62,967	96,602
Cash - End of Period	$93,492	$240,456

Supplemental information:
Cash paid for interest	$397,955	$4,800
Cash paid for taxes	$—	$—

Non-cash investing and financing activities
Issuance of Special 2019 Series A Preferred Stock from Treasury to related party in satisfaction of debt	$—	$60,000
Common stock issued for conversion of Series B Preferred Stock	$—	$6,000
Warrant liability	$449,043	$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

BUBBLR INC.

Notes to the Unaudited Consolidated Financial Statements

March 31, 2022 and 2021

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

On March 26, 2020 Bubblr Holdings Ltd. (a UK company formed on February 18, 2016) merged into U.S. Wireless Online, Inc. (“UWRL”), a Wyoming corporation formed on October 22, 2019, and became a 100% subsidiary of UWRL. On March 30, 2021, the Company’s corporate name was changed to Bubblr, Inc. (“the Company”).

Bubblr, Inc. is a Mobile Application software company that is currently developing its disruptive Internet Search Mechanism and seeking license opportunities for a next-generation solution designed to create an alternative economic model.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net comprehensive loss of $1,016,958 during the three months ended March 31, 2022 and has an accumulated deficit of $9,419,099 as of March 31, 2022. In addition, current liabilities exceed current assets by $539,412 as of March 31, 2022.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. See Note 13 – Subsequent Events.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position as of at March 31, 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities at the date of issuance of these financial statements. These estimates may change, as new events occur, and additional information is obtained.

F-5

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated interim financial statements have been prepared in accordance with GAAP . The Company’s fiscal year-end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Bubblr Holdings Ltd., Bubblr Ltd., and Bubblr CLN Ltd. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Convertible Financial Instruments

The Company bifurcates conversion options from their host instruments and accounts for them as free-standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not remeasured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur, and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable U.S. GAAP.

Fair Value of Financial Instruments

The Company accounts for financial instruments in accordance with ASC 820, “Fair Value Measurements and Disclosures.” ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC 820 are described below:

Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2 – Quoted prices in non-active markets or in active markets for similar assets or liabilities, observable inputs other than quoted prices, and inputs that are not directly observable but are corroborated by observable market data;

Level 3 – Prices or valuations that require inputs that are both significant to the fair value measurement and unobservable.

The carrying value of the Company’s current assets and liabilities are deemed to be their fair value due to the short-term maturity and realization. During the three months ended March 31, 2022, the Company acquired warrant derivative liabilities, which are Level 3 financial instruments that are adjusted to fair market value on reporting dates. At March 31, 2022, the warrant liabilities balance was $444,891. There were no changes in the fair value hierarchy leveling during the three months ended March 31, 2022 and 2021.

F-6

Stock Based Compensation

We follow ASC Topic 718, Compensation–Stock Compensation, which prescribes accounting and reporting standards for all share-based payment transactions in which employee and non-employee services are acquired. Share-based payments to employees and non-employees, including grants of stock options, are recognized as compensation expense in the financial statements based on the stock awards’ fair values on the grant date. That expense is recognized over the period required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

Common Stock Purchase Warrants and Derivative Financial Instruments

Common stock purchase warrants and other derivative financial instruments are classified as equity if the contracts (1) require physical settlement or net-share settlement, or (2) give the Company a choice of net-cash settlement or settlement in its own shares (physical settlement or net-share settlement). Contracts which (1) require net-cash settlement (including a requirement to net cash settle the contract if an event occurs and if that event is outside the control of the Company), (2) give the counterparty a choice of net-cash settlement or settlement in shares (physical settlement or net-share settlement), or (3) that contain reset provisions that do not qualify for the scope exception are classified as liabilities. The Company assesses classification of its common stock purchase warrants and other derivatives at each reporting date to determine whether a change in classification between equity and liabilities is required.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the three months ended March 31, 2022 and 2021, the following outstanding stock was excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	March 31,
	2022	2021
	(Shares)	(Shares)
Series C Preferred Stock	1,885,072	—
Warrants	1,413,804	—
Convertible Notes	2,007,994	2,007,994
Total	5,306,870	2,007,994

Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates.  The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

	March 31,	December 31.
	2022	2021
Period-end GBP£:US$ exchange rate	1.3139	1.3527
Annual average GBP£:US$ exchange rate	1.3412	1.3767

F-7

Aggregate transaction gains or losses, including gains or losses related to foreign-denominated cash and cash equivalents and the re-measurement of certain inter-company balances, are included in the statement of operations as other income and expense. Losses on foreign exchange transactions totaling $40,707 and $6,665 were recognized during the three months ended March 31, 2022 and 2021, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of March 31, 2022 and December 31, 2021, the Company did not have any amounts recorded pertaining to uncertain tax positions.

UK Taxes

We do not consider ourselves to be engaged in a trade or business in the UK and, as such, do not expect to be subject to UK corporate income taxation. We have subsidiaries based in the UK that are subject to the tax laws of that country. Under current law, those subsidiaries are taxed at the applicable corporate income tax rates. Should any UK subsidiaries be deemed to undertake business activities in the US, they would be subject to US corporate income tax in respect of their US activities only. Relief would then be available against the UK tax liabilities in respect of the overseas taxes arising from US activities. At present, this is not applicable as our UK subsidiaries only undertake activities in the UK. Our UK subsidiaries file separate UK income tax returns.

 UK Tax Risk

Companies which are incorporated outside the UK may become subject to UK taxes in a number of circumstances, including circumstances in which (1) they are deemed resident in the UK for tax purposes by reason of their central management and control being exercised from the UK or (2) they are treated as carrying on a trade, investing or carrying on any other business activity in the UK, whether or not through a UK Permanent Establishment (“PE”).

In addition, the Finance Act 2015 introduced a new tax known as the diverted profits tax (“DPT”) which is charged at 25% of any “taxable diverted profits”. The DPT has had effect since April 1, 2015 and may apply in circumstances including: (1) where arrangements are designed to ensure that a non-UK resident company does not carry on a trade in the UK through a PE; and (2) where a tax reduction is obtained through the involvement of entities or transactions lacking economic substance. We intend to operate in such a manner that none of our companies should be subject to the UK DPT and that none of our companies (other than those companies incorporated in the UK) should: (1) be treated as resident in the UK for tax purposes; (2) carry on a trade, invest or carry on any other business activity in the UK (whether or not through a UK PE).

However, this result is based on certain legal and factual determinations, and since the scope and the basis upon which the DPT will be applied by HM Revenue & Customs (“HMRC”) in the UK remains uncertain and since applicable law and regulations do not conclusively define the activities that constitute conducting a trade, investment or business activity in the UK (whether or not through a UK PE), and since we cannot exclude the possibility that there will be a change in law that adversely affects the analysis, HMRC might successfully assert a contrary position. The terms of an income tax treaty between the UK and the home country of the relevant Bubblr subsidiary, if any, could contain additional protections against UK tax.

Any arrangements between UK-resident entities of Bubblr and other entities of Bubblr are subject to the UK transfer pricing regime. Consequently, if any agreement between a UK resident entity of Bubblr and any other Bubblr entity (whether that entity is resident in or outside of the UK) is found not to be on arm’s length terms and as a result a UK tax advantage is being obtained, an adjustment will be required to compute UK taxable profits as if such an agreement were on arm’s length terms. Any transfer pricing adjustment could adversely impact the tax charge incurred by the relevant UK resident entities of Bubblr.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

F-8

NOTE 3 – ACCOUNTS RECEIVABLE

As of March 31, 2022 and December 31, 2021, accounts receivable consisted of the following:

	March 31,	December 31,
	2022	2021

Deposit	$2,411	$2,682
UK VAT Receivable	11,895	15,084
Prepayments	200	200
Accounts receivable	$14,506	$17,966

Any nominal change in the deposit value is due to exchange rate fluctuation.

NOTE 4 – ADVANCES RECEIVABLE

As of March 31, 2022 and December 31, 2021, cash advances consisted of the following:

	March 31,	December 31,
	2021	2021
Advance principal receivable -G	$52,414	$54,529
Advance principal receivable -J	21,022	21,643
Interest due	4,939	4,079
Total advances receivable	$78,375	$80,251

The advance labelled Advance receivable-G carries an interest rate of 3%. The Company has the expectation that both outstanding advances will be repaid to the Company within the next 12 months.

Any difference on the Advance principal is due to currency translation.

NOTE 5 - PROPERTY AND EQUIPMENT

As of March 31, 2022 and December 31, 2021, property and equipment consisted of the following:

	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2021	$63,576	$31,500	$629	$95,705
Additions	—	—	—	—
Effects of currency translation	(1,823)	(905)	(18)	(2,746)
At March 31, 2022	$61,753	$30,595	$611	$92,959

Less accumulated depreciation
At December 31, 2021	$14,092	$11,710	$283	$26,085
Depreciation expense	1,642	2,550	31	4,223
Effects of currency translation	(405)	(336)	(8)	(749)
At March 31, 2022	$15,329	$13,924	$306	$29,559

Net book value
At March 31, 2022	$46,424	$16,671	$305	$63,400
At December 31, 2021	$49,484	$19,790	$346	$69,620

During the three months ended March 31, 2022 and 2021, the Company recorded depreciation expense of $4,223 and $2,870, respectively. There were no purchases, impairment, or disposals of property and equipment.

F-9

NOTE 6 - INTANGIBLE ASSETS

Patents

A Patent on the Internet-Search Mechanism (“IBSM”) has been granted in the United States, South Africa and New Zealand. A Notice of Approval has also been issued for Canada. The patent is currently pending in the following areas: Australia, European Union, United Kingdom.

Patents are reported at cost, less accumulated amortization and accumulated impairment loss. Costs includes expenditure that is directly attributable to the acquisition of the asset. Once a patent is providing economic benefit to the Company, amortization is provided on a straight-line basis on all patents over their expected useful lives of 20 years.

Intellectual Property

Intellectual Property capitalizes costs of the Company’s qualifying internal research and developments. Intellectual property is amortized over its useful life of 7 years and reported at cost less accumulated amortization and accumulated impairment loss.

Trademarks

The Company has the following trademarks

Name	Type	Class	Status	Territory
Citizens Journalist	Word & Mark	9 & 38	registered	European Union
Citizens Journalist	Word	9 & 38	registered	United Kingdom
BAU Not OK	Word	9 & 38	registered	United Kingdom
Newzmine	Word	9 & 38	registered	United Kingdom

The Company has the following mark on the Supplemental Register in the United States

Name	Type	Class	Status	Territory
Citizens Journalist	Word & Mark	9, 38, 41 & 42	registered	United States

The Company capitalizes trademark costs where the likelihood of acceptance is expected. Each trademark has been determined to have an infinite useful life and is assessed each reporting period for impairment. If there has been a reduction in the value of the trademark or if the trademark is not successfully registered, the asset will be impaired and charged to expense in the period of impairment.

As of March 31, 2022 and December 31, 2021, trademarks consisted of the following:

	March 31,	December 31,
	2022	2021
Trademarks:
NewzMineTM	$9,636	$9,636
Citizens Journalist™	24,010	23,193
Effects of currency translation	(942)	—
	$32,704	$32,829

F-10

As of March 31, 2022 and December 31, 2021, intangible assets consisted of the following:

Cost	Patents	Trademarks	Intellectual Property	Capitalized Acquisition Costs	Total
At December 31, 2021	$151,860	$32,829	$2,861,906	$45,745	$3,092,340
Additions	10,867	817	—	—	11,684
Effects of currency translation	(4,357)	(942)	(82,089)	—	(87,388)
At March 31, 2022	$158,370	$32,704	$2,779,817	$45,745	$3,016,636

Less accumulated amortization
At December 31, 2021	$—	$—	$1,463,042	$2,288	$1,465,330
Amortization expense	1,343	—	99,278	572	101,193
Effects of currency translation	—	—	(41,964)	—	(41,964)
At March 31, 2022	$1,343	$—	$1,520,356	$2,860	$1,524,559

Net book value
At March 31, 2022	$157,027	$32,704	$1,259,461	$42,885	$1,492,077
At December 31, 2021	$151,860	$32,829	$1,398,864	$43,457	$1,627,010

During the three months ended March 31, 2022 and 2021, the Company purchased $11,684 and $35,673, respectively, in intangible assets, and recorded amortization expense of $101,193 and $94,844, respectively. During the three months ended March 31, 2022 and 2021, impairment of $0 and $0 was recorded. Based on the carrying value of definite-lived intangible assets as of March 31, 2022, we estimate our amortization expense for the next five years will be as follows:

Three months ended March 31,	Patents	Intellectual Property	Capitalized Acquisition Costs	Total
9 months remaining 2022	$5,889	$134,942	$1,716	$142,547
2023	7,851	179,923	2,288	190,062
2024	7,851	179,923	2,288	190,062
2025	7,851	179,923	2,288	190,062
2026	7,851	179,923	2,288	190,062
Thereafter	119,734	404,827	32,017	556,578
	$157,027	$1,259,461	$42,885	$1,459,373

NOTE 7 - CONVERTIBLE NOTES PAYABLE

In January 2021 the Company commenced an offering for a convertible promissory note. The offering closed June 30, 2021. Funds raised as of June 30, 2021 was $2,112,150, less an original issuance discount of $104,572. Net proceeds received during the three months ended March 31, 2021 totaled $822,572. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

F-11

Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual and debt discount amortization commenced July 1, 2021 upon the closing of the convertible promissory note offering.

In November 2021 the Company commenced an offering for a convertible promissory note. The offering closed November 30, 2021. Funds raised as of November 30, 2021 totaled $175,630. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual commenced December 1, 2021 upon the closing of the convertible promissory note offering.

At March 31, 2022 and December 31, 2021, convertible notes consisted of the following

	March 31,	December 31,
	2022	2021
Promissory notes - issued in fiscal year 2021	2,287,780	2,287,780

Total convertible notes payable	2,287,780	2,287,780

Less: unamortized debt discount	(52,285)	(69,714)

Less: current portion of convertible notes	—	—
Long-term convertible notes	$2,235,495	$2,218,066

During the three months ended March 31, 2022 and 2021, the Company recorded $36,413 and $0 interest expense and recognized $22,429  and $0 amortization of discount.

F-12

NOTE 8 – PROMISSORY NOTE AND LOAN PAYABLE

On February 4, 2022 the Company issued a promissory note for the principal sum of $20,000 to White Lion Capital, LLC, a Nevada company. The note has an original issue discount of 25%. The principal is to be repaid in full by May 1, 2022. The net proceeds received by the Company totaled $15,000.

The Company has purchased a vehicle under a capital finance arrangement. The term of this loan is 5 years and annual interest rate is 6.90%. At March 31, 2022 and December 31, 2021, loan payable obligations included in current liabilities were $13,015 and $13,400, respectively, and loan payable obligations included in long-term liabilities were $19,245 and $22,518, respectively. During the three months ended March 31, 2022 and 2021, the Company made $3,322 and $2,558, respectively, in loan payments.

At March 31, 2022, future minimum payments under the vehicle loan, are as follows:

Total
2022 (nine months remaining in 2022)	$9,964
2023	13,286
2024	12,668
Thereafter	—
35,918
Less: Imputed interest	(3,658)
Loan payable	32,260

Loan payable – current	13,015
Loan payable - non-current	$19,245

NOTE 9 - RELATED PARTY TRANSACTIONS

Loans from Related Parties

The Company has a loan from our Founder with a balance of $415,895 and $428,177 at March 31, 2022 and December 31, 2021, respectively. The loan is non-interest bearing and repayable on demand. The Company received $0 and $0 proceeds and made repayments of $0 and $66,000 (converted into preferred stock) during the   three months ended March 31, 2022 and 2021. Activity on this loan to arrive at the March 31, 2022 and December 31, 2021 balances is as follows:

	Three Months Ended March 31,	Year Ended December 31,
	2022	2021
Beginning balance	$428,177	$500,915
Effects of currency translation	(12,282)	(6,738)
Loan Payable	415,895	494,177
Less: conversions into preferred stock	—	(66,000)
Ending balance	$415,895	$428,177

At December 31, 2020, the Company had loans from two minority shareholders totaling $297,006. During the fourth quarter of 2021, the Company received an additional loan from one of these minority shareholders totaling $81,162. The loan is non-interest bearing and due for repayment on February 28, 2022. Agreement was reached to extend repayment of the loan to April 30, 2022, with no penalties. All outstanding amounts were paid by this date (see Note 13). During the three months ended March 31, 2022 and 2021, the Company received proceeds on these loans of $19,709 and $0, respectively, and made repayments of $52,556 and $225,060, respectively. Activity on this loan to arrive at the March 31, 2022 and December 31, 2021 balances is as follows:

	Three Months Ended March 31,	Year Ended December 31,
	2022	2021
Beginning balance	$81,162	$297,006
Effects of currency translation	(2,328)	6,062
Loan Payable	78,834	303,068

Add: additions	19,709	81,162
Less: repayments	(52,556)	(303,068)
Ending balance	$45,987	$81,162

F-13

NOTE 10 - WARRANT LIABILITY

The Company analyzed the warrants issued in connection with the Series C Convertible Preferred Stock (see Note 11) for derivative accounting consideration under ASC 815, Derivatives and Hedging, and determined that the instrument should be classified as a liability due to reset provisions and variability in exercise price resulting in there being no fixed value or explicit limit to the number of shares to be delivered upon exercise.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our warrant liabilities to be a Level 3 fair value measurement during the year based on management’s estimate of the expected future cash flows required to settle the liabilities and used the Black Scholes pricing model to calculate the fair value as of March 31, 2022. The Black Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each warrant is estimated using the Black Scholes valuation model.

For the period ended March 31, 2022, the estimated fair values of the warrant liabilities measured on a recurring basis are as follows:

Three Months Ended
March 31,
2022
Expected term	2.46 - 2.50 years
Expected average volatility	216 - 220%
Expected dividend yield	8.33%
Risk-free interest rate	1.50 - 2.28%

The following table summarizes the changes in the warrant liabilities during the period ended March 31, 2022:

Fair Value Measurements Using Significant Unobservable Inputs (Level 3)
Warrant liability as of December 31, 2021	$—

Addition of new warrants	421,000
Additional day-one loss	28,043
Change in fair value of warrant liability	(4,152)
Warrant liability as of March 31, 2022	$444,891

F-14

NOTE 11 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Special 2019 Series A Preferred Stock

The Company has designated one (1) share of Series A Preferred Stock, par value $0.001.

On March 12, 2021, the Company amended the designation of the Special 2019 Series A Preferred shares and removed the right of the holder to convert the Special 2019 Series A Preferred share to 500,000,000 shares of common stock of the Company.

The holder of the Special 2019 Series A Preferred Stock is entitled to 60% of all votes entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

As of March 31, 2022 and December 31, 2021, the Company had 1 and 1 shares of 2019 Series A Preferred stock issued and outstanding, respectively. The share is held by our Chief Technology Officer, Stephen Morris. As such, Mr. Morris has substantial voting control of the Company.

Series B Preferred Stock

At March 31, 2022 and December 31, 2021, the Company had designated 0 and 0 shares of Series B Preferred Stock, par value $0.001. On March 31, 2021 the Company amended and restates its Articles of Incorporation and in doing so, retired the Series B Preferred Stock.

Prior to the retirement of the Series B Preferred Stock, the following designations were in effect:

Holders of the Series B Preferred Stock shall after two years of issuance, convert this Class B Preferred Stock based on each Class B Preferred Share equaling .00001% of the total issued and outstanding Common shares of the Company. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (other than a Corporate Change in which the Corporation is the surviving entity), this Class B Preferred Stock shall be converted based on each Class B Preferred Share equaling .00001% of the total issued and outstanding shares of common stock of the Company

During 2021, the Company converted the 2 shares of Series B Preferred to 2,650 shares of common stock valued at $6,000 to the Company’s Founder in satisfaction of debt (Note 9 Related Party Transactions).

As of March 31, 2022 and December 31, 2021, the Company had 0 and 0, shares of Series B preferred stock issued and outstanding, respectively.

Series C Convertible Preferred Stock

On March 4, 2022, the Company filed a Certificate of Designation with the Wyoming Secretary of State, which established 2,000 shares of the Company’s Series C Convertible Preferred Stock, Stated Value $1,200 per share.

F-15

The Company has the right to redeem the Series C Convertible Preferred Stock, in accordance with the following schedule:

•	If all of the Series C Convertible Preferred Stock are redeemed within 90 calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three business days’ of written notice at a price equal to 115% of the Stated Value together with any accrued but unpaid dividends.

•
If all of the Series C Convertible Preferred Stock are redeemed after 90 calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three business days of written notice at a price equal to 120% of the Stated Value together with any accrued but unpaid dividends; and

•	The Company shall pay a dividend of 8% per annum on the Series C Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series C Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series C Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series C Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series C Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock subject to Beneficial Ownership Limitations determined by dividing the Stated Value of $1,200 of such share by the Conversion Price of $0.3202.

On March 4, 2022, the Company entered into a Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to $700,000 of the Company’s Series C Convertible Preferred Stock in exchange for 700 shares of Series C Convertible Preferred Stock.

On March 4, 2022, the Company issued to GHS the first tranche of 300 shares of Series C Convertible Preferred Stock, as well as commitment shares of 35 shares of Series C Convertible Preferred Stock and 941,599 warrant shares (the “GHS Warrant”). Warrant shares represent 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “GHS Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the GHS Warrant Shares.

GHS delivered gross proceeds of $266,000.00 to the Company (excluded were legal fees and a transaction fee charged by Spartan Capital).

On March 9, 2022, the Company entered a Securities Purchase Agreement with Proactive Capital Partners LP (“Proactive”), whereby Proactive agreed to purchase 160 shares of Series C Preferred Stock. Proactive delivered gross proceeds of $155,000.

The Company agreed to issue Proactive commitment shares of 8 shares of Series C Convertible Preferred Stock and 472,205 warrant shares (the “Warrant”). Warrant shares represent 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the Warrant Shares.

On March 9, the Company issued 168 shares of Series C Convertible Preferred stock to Proactive Capital Partners LP as per the Securities Purchase Agreement. GHS delivered gross proceeds of $290,000.00 to the Company (excluded were legal fees).

As a result of the above transactions, the Company received total net proceeds of $421,000, of which $449,043 has been allocated to the warrants based on the warrants’ fair market value, with the residual loss of $28,043 allocated to day-one loss on warrant liability. As at March 31, 2022 and 2021, the Company had 503 and 0 shares of Series C Preferred Stock issued and outstanding, respectively.

F-16

Common Stock

The Company has authorized 3,000,000,000 common shares with a par value of $0.01 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the three months ended March 31, 2022 and 2021, the Company issued common shares as follows:

Three months ended March 31, 2021

•	306,120 shares for Advisory Board services valued at $704,076
•	24,000 shares for Investor Relations services valued at $60,000
•	2,650 shares for conversion of B preferred shares for the conversion of related party debt of $6,000

Three months ended March 31, 2022

•	147,960 shares for Executive Board Chair services valued at $75,460
•	19,250 shares for Investor Relations services valued at $8,980
•	587,039 shares as commitment shares under the Equity Financing Agreement with GHS.
•	206,000 shares to White Lion Capital, LLC as a result of a Termination and Release Agreement.
•	503 shares of Series C Preferred Stock and 75% warrant coverage in connection with Securities Purchase Agreements with GHS and Proactive

As at March 31, 2022 and December 31, 2021, the Company had 141,146,345 and 140,186,096 shares of common stock issued and outstanding, respectively.

Warrants

The Company identified conversion features embedded within warrants issued during the period ended March 31, 2022. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments in redemption value and number of shares issued upon exercise (see Note 10 Warrant Liability).

A summary of activity during the period ended March 31, 2022 follows:

	Warrants Outstanding
	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining life (years)

Outstanding, December 31, 2021	—	$—	—
Granted	1,413,804	0.34	5.00
Exercised	—	—	—
Forfeited/canceled	—	—	—
Outstanding, March 31, 2022	1,413,804	$0.34	4.93

Exercisable Warrants, March 31, 2022	1,413,804	$0.34	4.93

F-17

The following table summarizes information relating to outstanding and exercisable warrants as of March 31, 2022:

Warrants Outstanding			Warrants Exercisable
Number of Warrants	Weighted Average Remaining Contractual life (in years)	Weighted Average Exercise Price	Number of Shares	Weighted Average Exercise Price
941,599	4.93	$0.34	941,599	$0.34
472,205	4.94	0.34	472,205	0.34

1,413,804	4.93	$0.34	1,413,804	$0.34

As at March 31, 2022 the intrinsic value of the warrants is $112,539.

NOTE 12 - COMMITMENTS AND CONTINGENCIES

During the three months ended March 31, 2022 and 2021, the Company paid $1,969 and $3,045 for its rented premises in Dunfermline, Scotland. The 12-month lease was not renewed in March 2021 and the Company awaits a new lease for 12-months for smaller premises in May 2022, at a monthly rate of $600, and is exempt from ASC 842 lease accounting due to its short term.

During the three months ended March 31, 2022 and 2021, the Company paid $600 and $0 for use of premises in New York, New York. The 12-month agreement was signed in August 2021 for twelve months, at a monthly rate of $200, and is exempt from ASC 842 lease accounting due to its short term.

The Company has entered into an employment agreement with Steven Saunders, our Chief Commercial Officer and Director. The term is three years commencing July 1, 2021. Mr. Saunders is to receive monthly cash compensation of $15,000 reduced by $3,820 until at least $5,000,000 funding has been received through the S-1 offering. See Note 13 for a detail of employment terms amended subsequent to March 31, 2022.

The Company entered into employment agreement with Stephen Morris, our Founder and Chief Technology Officer, the term is three years commencing July 1, 2021. Mr. Morris is to receive monthly cash compensation of $15,000 reduced by $4,790 until at least $5,000,000 has been received through the S-1 offering.

The Company has entered into an employment agreement with Rik Willard to act as Chief Executive Officer of the company and as Director. The term is 1 year commencing August 15,2021. Mr. Willard is to receive monthly cash compensation of $15,000 reduced by $3,000 until at least $5,000,000 funding has been received through the S-1 offering. Mr. Willard was also granted a signing bonus of 102,040 restricted shares, which were issued in June 2021. See Note 13 for a detail of employment terms amended subsequent to March 31, 2022.

On March 25, 2022, the Company entered into a service agreement with PCG Advisory, Inc. The term is six months commencing April 1, 2022. PCG Advisory, Inc. will receive cash of $7,000, plus $7,000 stock compensation per month. The number of shares will be determined based on the closing price on the last trading day of the previous month.

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these consolidated financial statements and noted the following events requiring disclosure:

Employment Agreements

On April 20, 2022, our board of directors approved amended and restated employment agreements in favor of our Chief Executive Officer, Rik Willard, and our Chief Commercial Officer, Steven Saunders. Since that time, however, the parties to the transaction, in consultation with tax and other professionals, have tabled formal execution of the agreements to work out specific issues. The board will revisit the compensation arrangements with management, and agreements are expected to be executed and filed as appropriate with the SEC upon completion.

GHS Investments, LLC

On April 22, 2022, the Company issued a second tranche of 200 of its Series C Convertible Preferred Stock to GHS Investments, LLC (“GHS”) and issued 562,149 warrants, as per the Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS, dated March 4, 2022, whereby GHS agreed to purchase, in tranches, up to $700,000 of the Company’s Series C Convertible Preferred Stock in exchange for 700 shares of Series C Convertible Preferred Stock. GHS holds 535 of the Company’s Series C Convertible Preferred Stock.

Related Party Loan

In February 2022, agreement was reached with a minority shareholder to extend repayment of the outstanding loan amount received by the Company in the fourth quarter of 2021 of $81,162 to April 30, 2022, with no penalties (see Note 9). The outstanding amount at March 31, 2022 of $28,613 was repaid in April 2022.

F-18

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Bubblr Inc.

New York, NY

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bubblr Inc. (the Company) as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in stockholders’ equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses since inception and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Going Concern – Disclosure

The financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Going Concern Considerations” above, the Company has a history of recurring net losses, a significant accumulated deficit and currently has net working capital deficit. The Company has contractual obligations, such as commitments for repayments of accounts payable, accrued liabilities, loans payable, convertible notes payable, and related party loans (collectively “obligations”). Currently, management’s forecasts and related assumptions illustrate their ability to meet the obligations through management of expenditures, implementation of planned business operations, obtaining additional debt financing, and issuance of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to implement its planned business operations or access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through debt financing.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments to conclude that it is probable that the Company’s plans will be effectively implemented and will provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining it is probable that the Company’s plans will be effectively implemented include its ability to manage expenditures, its ability to access funding from the capital market, its ability to obtain debt financing, and the successful implementation of its planned business operations. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included the following, among others: (i) evaluating the probability that the Company will be able to access funding from the capital market; (ii) evaluating the probability that the Company will be able to manage expenditures (iii) evaluating the probability that the Company will be able to obtain debt financing, and (iv) evaluating the implementation of its planned business operations.

Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2021.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

March 31, 2022

F-19

BUBBLR INC.
Consolidated Balance Sheets
December 31, 2021 and 2020

	December 31,	December 31,
	2021	2020

ASSETS
Current Assets:
Cash	$62,967	$96,602
Accounts receivable	17,966	14,367
Advances receivable	80,251	79,411
Total current assets	161,184	190,380

Non-current Assets:
Property and equipment, net	69,620	64,773
Intangible assets	1,627,010	1,582,870
Total non-current assets	1,696,630	1,647,643
TOTAL ASSETS	$1,857,814	$1,838,023

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$200,666	$324,203
Accrued interest	21,415	12,262
Convertible note payable	—	25,000
Loan payable, current portion	13,400	13,496
Loan payable - related party	509,339	797,921
Total current liabilities	744,820	1,172,882

Non-current liabilities:
Convertible note payable - net of discount $69,714 and $0	2,218,066	—
Loan payable, non-current portion	22,518	33,360
Total non-current liabilities	2,240,584	33,360
Total Liabilities	2,985,404	1,206,242

Stockholders' Equity (Deficit)
Preferred Stock, $0.001 par value, 25,000,000 shares authorized
Special 2019 Series A Preferred Stock, $0.001 par value, 1 share authorized; 1 and 0 share(s) issued and outstanding at December 31, 2021 and 2020	—	—
Common stock, $0.01 par value, 3,000,000,000 shares authorized; 140,186,096 and 132,565,226 shares issued and outstanding at December 31, 2021 and 2020	1,401,861	1,325,652
Additional paid-in capital	5,478,801	3,704,045
Accumulated deficit	(8,385,496)	(4,692,009)
Accumulated other comprehensive income	377,244	354,093
Treasury stock, 1 share of Special 2019 Series A Preferred Stock at cost	—	(60,000)
Total Stockholders' Equity (Deficit)	(1,127,590)	631,781

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,857,814	$1,838,023

The accompanying notes are an integral part of these consolidated financial statements.

F-20

BUBBLR INC.
Consolidated Statements of Operations and Comprehensive Loss
For the years ended December 31, 2021 and 2020

	December 31,
	2021	2020
Operating Expenses
General and administrative	$126,399	$80,289
Professional fees	2,069,876	268,620
Market and regulation costs	170,441	132,221
Compensation	612,735	396,321
Amortization and depreciation	379,887	283,295
Research and development	302,808	106,378
Total operating expense	3,662,146	1,267,124

Operating loss	(3,662,146)	(1,267,124)

Other income (expense)
Other income	75,263	209,727
Interest income	1,554	4,562
Gain on debt settlement	5,000	—
Impairment of intangible asset	—	(9,171)
Unrealized loss on investment	—	(15,349)
Loss on disposal of fixed asset	—	(5,234)
Interest expense	(65,316)	(43,342)
Foreign currency transaction loss	(47,842)	(5,878)
Total other income (expense)	(31,341)	135,315

Net loss before income tax	$(3,693,487)	$(1,131,809)
Provision for income tax	—	—
Net loss after income tax	$(3,693,487)	$(1,131,809)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	23,151	(31,054)
Total other comprehensive income (loss)	23,151	(31,054)

Net comprehensive loss	$(3,670,336)	$(1,162,863)

Net loss per common share, basic and diluted	$(0.03)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	137,655,505	129,096,608

The accompanying notes are an integral part of these consolidated financial statements.

F-21

BUBBLR INC.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the years ended December 31, 2021 and 2020

	2019 Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders' Equity (Deficit)
Balance - December 31, 2019	—	$—	—	$—	126,902,749	$1,269,027	$3,096,579	$(3,560,200)	$385,147	(60,000)	$1,130,553

Common shares issued for debt conversion	—	—	—	—	439,998	4,400	399,480	—	—	—	403,880
Common shares issued for cash	—	—	—	—	468,582	4,686	234,949	—	—	—	239,635
Reverse acquisition recapitalization	—	—	2	—	4,753,897	47,539	(26,963)	—	—	—	20,576
Net loss	—	—	—	—	—	—	—	(1,131,809)	—	—	(1,131,809)
Other comprehensive income	—	—	—	—	—	—	—	—	(31,054)	—	(31,054)
Balance -December 31, 2020	—	$—	$2	$—	132,565,226	$1,325,652	$3,704,045	$(4,692,009)	$354,093	(60,000)	$631,781

Preferred B shares conversion to common stock	—	—	(2)	—	2,650	27	5,973	—	—	—	6,000
Common shares issued for Services - Advisory Board	—	—	—	—	561,220	5,612	1,637,743	—	—	—	1,643,355
Common shares issued for Services – Consulting	—	—	—	—	57,000	570	131,040	—	—	—	131,610
Issuance of Special 2019 Series A Preferred Stock to related party in satisfaction of debt	1	—	—	—	—	—	—	—	—	60,000	60,000
Common shares issued for debt conversion	—	—	—	—	4,500,000	45,000	—	—	—	—	45,000
Common shares issued for note conversion	—	—	—	—	2,500,000	25,000	—	—	—	—	25,000
Net loss	—	—	—	—	—	—	—	(3,693,487)	—	—	(3,693,487)
Other comprehensive income	—	—	—	—	—	—	—	—	23,151	—	23,151
Balance -December 31, 2021	1	$—	$—	$—	140,186,096	$1,401,861	$5,478,801	$(8,385,496)	$377,244	—	$(1,127,590)

The accompanying notes are an integral part of these consolidated financial statements.

F-22

Bubblr Inc.
Consolidated Statements of Cashflows For the year ended December 31, 2021 and 2020

	December 31,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(3,693,487)	$(1,131,809)
Adjustments for: Net loss to net cash used in operating activities:
Stock based compensation	1,774,965	—
Gain on settlement of debt	(5,000)	—
Loss on disposal of fixed asset	—	5,234
Impairment of intangible asset	—	9,171
Unrealized loss on investment	—	15,349
Amortization of debt discount	34,858	—
Amortization of intangible asset	366,329	273,549
Depreciation	13,322	9,746
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(4,772)	55,866
Increase in accrued interest	9,025	12,262
(Decrease) increase accounts payables	(73,176)	246,409
Net cash used in operating activities	(1,577,936)	(504,223)

Cash flows from investing activities
Proceeds from repayments on advances receivable	—	6,557
Purchase of fixed assets	(18,630)	(1,804)
Purchase of intangible assets	(422,863)	(597,199)
Net cash used in investing activities	(441,493)	(592,446)

Cash flows from financing activities
Repayment of loans payable	(10,792)	(10,294)
Repayment of loans payable - related party	(303,068)	(18,040)
Proceeds from loans payable - related party	81,162	297,006
Proceeds from issuance of pre-merger common stock	—	239,635
Proceeds from issuance of convertible notes payable	2,183,208	403,880
Net cash provided by financing activities	1,950,510	912,187

Effects of exchange rate changes on cash	35,284	(14,127)

Net Change in Cash	(33,635)	(198,609)
Cash - Beginning of Year	96,602	295,211
Cash - End of Year	$62,967	$96,602

Supplemental information:
Cash paid for interest	$2,848	$31,080
Cash paid for taxes	$—	$—

Non-cash investing and financing activities
Original issue discount on convertible notes	$104,572	$—
Common stock issued for conversion of debt	$70,000	$403,880
Issuance of Special 2019 Series A Preferred Stock to related party in satisfaction of debt	$60,000	$—
Common stock issued for conversion of Series B Preferred Stock	$6,000	$—

The accompanying notes are an integral part of these consolidated financial statements.

F-23

BUBBLR INC.

Notes to the Consolidated Financial Statements

December 31, 2021 and 2020

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

On March 26, 2020 Bubblr Holdings Ltd. (a UK company formed on February 18, 2016) merged into U.S. Wireless Online, Inc. (“UWRL”), a Wyoming corporation formed on October 22, 2019, and became a 100% subsidiary of UWRL. On March 30, 2021, the Company’s corporate name was changed to Bubblr, Inc. (“the Company”).

Bubblr, Inc. is a Mobile Application software company that is currently developing its disruptive Internet Search Mechanism and seeking license opportunities for a next-generation solution designed to create an alternative economic model.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net comprehensive loss of $3,670,336 during the year ended December 31, 2021 and has an accumulated deficit of $8,385,496 as of December 31, 2021. In addition, current liabilities exceed current assets by $583,636 as of December 31, 2021.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. See Note 13 – Subsequent Events.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position as of at December 31, 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities at the date of issuance of these financial statements. These estimates may change, as new events occur, and additional information is obtained.

F-24

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated interim financial statements have been prepared in accordance with GAAP . The Company’s fiscal year-end is December 31.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Bubblr Holdings Ltd., Bubblr Ltd., and Bubblr CLN Ltd. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with remaining maturities of less than ninety days at the date of purchase. We maintain cash and cash equivalent balances with financial institutions that exceed federally insured limits. We have not experienced any losses related to these balances, and we believe credit risk to be minimal. The Company does not have any cash equivalents.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company does not currently have any amount recorded as an allowance for doubtful accounts. Based on management’s estimate and based on all accounts being current, the Company has not deemed it necessary to reserve for doubtful accounts at this time.

During the year ended December 31, 2021 and 2020, the Company recorded bad debt of $nil and $nil, respectively.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the year ended December 31, 2021 and 2020, the following outstanding stock was excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31,
	2021	2020
	(Shares)	(Shares)
Series B Preferred Stock	—	2,650
Convertible Notes	2,007,994	2,500,000
Total	2,007,994	2,502,652

F-25

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company leases office space that meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Research and Development

Research and Development costs are evaluated by the Company to determine if they meet the requirements to be capitalized as intellectual property. The criteria the Company uses to determine the treatment of research and development are:

•	There is a clearly defined project
•	Expenditure is separately identifiable
•	The project is commercially viable
•	The project is technically feasible
•	Project income is expected to outweigh cost
•	Resources are available to complete the project

Any research and development costs that do not meet the requirements are expensed in the period in which they occur.

United Kingdom tax incentive reduces company Research and Development costs by offering tax offsets for eligible Research and Development expenditure. Eligible companies with a turnover of less than $20 million receive a refundable tax offset, allowing the benefit to be paid as a cash refund if they are in a tax loss position

For the year ended December 31, 2021 and 2020 the Company received other income of $75,263 and $200,802 in respect of the refundable tax offset.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

F-26

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Computer equipment	3 years
Fixtures and Furniture	5 years
Vehicles	10 years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

Beneficial Conversion Feature

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company early-adopted the new guidance on January 1, 2021. As the result of the adoption of this ASU, no beneficial conversion feature was recorded on convertible notes described in Note 7 – Convertible Notes Payable.

Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates.  The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

	December 31,
	2021	2020
Year -end GBP£:US$ exchange rate	1.3527	1.3624
Annual average GBP£:US$ exchange rate	1.3767	1.2851

Aggregate transaction gains or losses, including gains or losses related to foreign-denominated cash and cash equivalents and the re-measurement of certain inter-company balances, are included in the statement of operations as other income and expense. Losses on foreign exchange transactions totaling $47,842 and $5,878 were recognized during the year ended December 31, 2021 and 2020, respectively.

F-27

Fair Value of Financial Instruments

ASC 820, “Fair Value Measurements and Disclosures,” establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

•	Level 1—Quoted market prices for identical assets or liabilities in active markets or observable inputs.
•	Level 2—Significant other observable inputs that can be corroborated by observable market data; and
•	Level 3—Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, advances receivable, accounts payable, accrued interest, convertible notes, loans payable and loans payable - related party approximate fair value because of the short-term nature of these items.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation – Stock Compensation,” which requires all such compensation to employees and non-employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period or as vesting occurs.

The Company recorded $1,774,965 and $0 in share-based compensation expense for the years ended December 31, 2021 and 2020, respectively (Note 11 Stockholders’ Equity).

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of December 31, 2021 and 2020, the Company did not have any amounts recorded pertaining to uncertain tax positions.

UK Taxes

We do not consider ourselves to be engaged in a trade or business in the UK and, as such, do not expect to be subject to UK corporate income taxation. We have subsidiaries based in the UK that are subject to the tax laws of that country. Under current law, those subsidiaries are taxed at the applicable corporate income tax rates. Should any UK subsidiaries be deemed to undertake business activities in the US, they would be subject to US corporate income tax in respect of their US activities only. Relief would then be available against the UK tax liabilities in respect of the overseas taxes arising from US activities. At present, this is not applicable as our UK subsidiaries only undertake activities in the UK. Our UK subsidiaries file separate UK income tax returns.

 UK Tax Risk

Companies which are incorporated outside the UK may become subject to UK taxes in a number of circumstances, including circumstances in which (1) they are deemed resident in the UK for tax purposes by reason of their central management and control being exercised from the UK or (2) they are treated as carrying on a trade, investing or carrying on any other business activity in the UK, whether or not through a UK Permanent Establishment (“PE”).

F-28

In addition, the Finance Act 2015 introduced a new tax known as the diverted profits tax (“DPT”) which is charged at 25% of any “taxable diverted profits”. The DPT has had effect since April 1, 2015 and may apply in circumstances including: (1) where arrangements are designed to ensure that a non-UK resident company does not carry on a trade in the UK through a PE; and (2) where a tax reduction is obtained through the involvement of entities or transactions lacking economic substance. We intend to operate in such a manner that none of our companies should be subject to the UK DPT and that none of our companies (other than those companies incorporated in the UK) should: (1) be treated as resident in the UK for tax purposes; (2) carry on a trade, invest or carry on any other business activity in the UK (whether or not through a UK PE).

However, this result is based on certain legal and factual determinations, and since the scope and the basis upon which the DPT will be applied by HM Revenue & Customs (“HMRC”) in the UK remains uncertain and since applicable law and regulations do not conclusively define the activities that constitute conducting a trade, investment or business activity in the UK (whether or not through a UK PE), and since we cannot exclude the possibility that there will be a change in law that adversely affects the analysis, HMRC might successfully assert a contrary position. The terms of an income tax treaty between the UK and the home country of the relevant Bubblr subsidiary, if any, could contain additional protections against UK tax.

Any arrangements between UK-resident entities of Bubblr and other entities of Bubblr are subject to the UK transfer pricing regime. Consequently, if any agreement between a UK resident entity of Bubblr and any other Bubblr entity (whether that entity is resident in or outside of the UK) is found not to be on arm’s length terms and as a result a UK tax advantage is being obtained, an adjustment will be required to compute UK taxable profits as if such an agreement were on arm’s length terms. Any transfer pricing adjustment could adversely impact the tax charge incurred by the relevant UK resident entities of Bubblr.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

As of December 31, 2021 and 2020, accounts receivable consisted of the following:

	December 31,	December 31,
	2021	2020

Deposit	$2,682	$2,500
UK VAT Receivable	15,084	11,867
Prepayments	200	—
Accounts receivable	$17,966	$14,367

Any nominal change in the deposit value is due to exchange rate fluctuation.

NOTE 4 – ADVANCES RECEIVABLE

As of December 31, 2021 and 2020, cash advances consisted of the following:

	December 31,	December 31,
	2021	2020
Advance principal receivable -G	$54,529	$54,496
Advance principal receivable -J	21,643	21,799
Interest due	4,079	3,116
Total advances receivable	$80,251	$79,411

The advance labelled Advance receivable-G carries an interest rate of 3%. The Company has the expectation that both outstanding advances will be repaid to the Company within the next 12 months.

Any difference on the Advance principal is due to currency translation.

F-29

NOTE 5 - PROPERTY AND EQUIPMENT

As of December 31, 2021 and 2020, property and equipment consisted of the following:

	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2020	$64,033	$12,962	$632	$77,627
Additions	—	18,630	—	18,630
Effects of currency translation	(457)	(92)	(3)	(552)
At December 31, 2021	63,576	31,500	629	95,705

Less accumulated depreciation
At December 31, 2020	7,380	5,316	158	12,854
Depreciation expense	6,764	6,432	126	13,322
Effects of currency translation	(52)	(38)	(1)	(91)
At December 31, 2021	14,092	11,710	283	26,085

Net book value
At December 31, 2021	49,484	19,790	346	69,620
At December 31, 2020	$56,653	$7,646	$474	$64,773

	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2019	61,631	16,312	377	$78,320
Additions	—	1,563	241	1,804
Disposals	—	(5,234)	—	(5,234)
Effects of currency translation	2,402	321	14	2,737
At December 31, 2020	64,033	12,962	632	77,627

Less accumulated depreciation
At December 31, 2019	547	1,849	30	2,426
Depreciation expense	6,312	3,307	127	9,746
Effects of currency translation	521	160	1	682
At December 31, 2020	7,380	5,316	158	12,854

Net book value
At December 31, 2020	56,653	7,646	474	64,773
At December 31, 2019	61,084	14,463	347	$75,894

During the year ended December 31, 2021 and 2020, the Company recorded additions of $18,630 and $1,804, respectively, and depreciation expense of $13,322 and $9,746, respectively. There were no impairment or disposals of property and equipment.

F-30

NOTE 6 - INTANGIBLE ASSETS

Patents

A Patent on the Internet-Search Mechanism (“IBSM”) has been granted in the United States, South Africa and New Zealand. The patent is currently pending in the following areas: Canada, Australia, European Union, United Kingdom.

Patents are reported at cost, less accumulated amortization and accumulated impairment loss. Costs includes expenditure that is directly attributable to the acquisition of the asset. Once a patent is providing economic benefit to the Company, amortization is provided on a straight-line basis on all patents over their expected useful lives of 20 years.

Intellectual Property

Intellectual Property capitalizes costs of the Company’s qualifying internal research and developments. Intellectual property is amortized over its useful life of 7 years and reported at cost less accumulated amortization and accumulated impairment loss.

Trademarks

The Company has the following trademarks

Name	Type	Class	Status	Territory
Citizens Journalist	Word & Mark	9 & 38	registered	European Union
Citizens Journalist	Word	9 & 38	registered	United Kingdom
BAU Not OK	Word	9 & 38	registered	United Kingdom
Newzmine	Word	9 & 38	registered	United Kingdom
Citizens Journalist	Word & Mark	9, 38, 41 & 42	filed	United States

The Company capitalizes trademark costs where the likelihood of acceptance is expected. Each trademark has been determined to have an infinite useful life and is assessed each reporting period for impairment. If there has been a reduction in the value of the trademark or if the trademark is not successfully registered, the asset will be impaired and charged to expense in the period of impairment. Trademark impairment of $0 and $9,171 was recorded during the years ended December 31, 2021 and 2020, respectively.

As of December 31, 2021 and 2020, trademarks consisted of the following:

	December 31,	December 31,
	2021	2020
Trademarks:
NewzMineTM	$9,636	$5,461
Citizens Journalist™	23,193	11,869
	$32,829	$17,330

F-31

As of December 31, 2021 and 2020, intangible assets consisted of the following:

Cost	Patents	Trademarks	Intellectual Property	Capitalized Acquisition Costs	Total
At December 31, 2020	$111,256	$17,330	$2,521,821	$45,745	$2,696,152
Additions	42,180	15,623	365,060	—	422,863
Effects of currency translation	(1,576)	(124)	(24,975)	—	(26,675)
At December 31, 2021	$151,860	$32,829	$2,861,906	$45,745	$3,092,340

Less accumulated amortization
At December 31, 2020	$—	$—	$1,113,282	$—	$1,113,282
Amortization expense	—	—	364,041	2,288	366,329
Effects of currency translation	—	—	(14,281)	—	(14,281)
At December 31, 2021	$—	$—	$1,463,042	$2,288	$1,465,330

Net book value
At December 31, 2021	$151,860	$32,829	$1,398,864	$43,457	$1,627,010
At December 31, 2020	$111,256	$17,330	$1,408,539	$45,745	$1,582,870

	Patents	Trademarks	Intellectual Property	Capitalized Acquisition Costs	Total
At December 31, 2019	$75,658	$—	$1,953,837	$—	$2,029,495
Additions	32,649	26,975	491,830	45,745	597,199
Impairment	—	(9,171)	—	—	(9,171)
Effects of currency translation	2,949	(474)	76,154	—	78,629
At December 31, 2020	$111,256	$17,330	$2,521,821	$45,745	$2,696,152

Less accumulated amortization
At December 31, 2019	$—	$—	$792,399	$—	$792,399
Depreciation expense	—	—	273,549	—	273,549
Effects of currency translation	—	—	47,334	—	47,334
At December 31, 2020	$—	$—	$1,113,282	$—	$1,113,282

Net book value
At December 31, 2020	$111,256	$17,330	$1,408,539	$45,745	$1,582,870
At December 31, 2019	$75,658	$—	$1,161,438	$—	$1,237,096

F-32

During the year ended December 31, 2021 and 2020, the Company purchased $422,863 and $597,199, respectively, in intangible assets, and recorded amortization expense of $366,329 and $273,549 respectively. During the year ended December 31, 2021 and 2020, impairment of $0 and $9,171 was recorded. Based on the carrying value of definite-lived intangible assets as of December 31, 2021, we estimate our amortization expense for the next five years will be as follows:

Year Ended December 31,	Patents	Intellectual Property	Capitalized Acquisition Costs	Total
2022	$7,593	$199,838	$2,288	$209,719
2023	7,593	199,838	2,288	209,719
2024	7,593	199,838	2,288	209,719
2025	7,593	199,838	2,288	209,719
2026	7,593	199,838	2,288	209,719
Thereafter	113,895	399,674	32,017	545,586
	$151,860	$1,398,864	$43,457	$1,594,181

NOTE 7 - CONVERTIBLE NOTES PAYABLE

In January 2021 the Company commenced an offering for a convertible promissory note. The offering closed June 30, 2021. Funds raised as of June 30, 2021 was $2,112,150, less an original issuance discount of $104,572. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual and debt discount amortization commenced July 1, 2021 upon the closing of the convertible promissory note offering.

In November 2021 the Company commenced an offering for a convertible promissory note. The offering closed November 30, 2021. Funds raised as of November 30, 2021 was $175,630. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Mandatory Conversion. Upon sixty (60) days from the date the Company files a Form 10 registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual commenced December 1, 2021 upon the closing of the convertible promissory note offering.

F-33

At December 31, 2021 and 2020, convertible notes consisted of the following

	December 31,	December 31,
	2021	2020
Promissory notes - issued in fiscal year 2019	$—	$25,000
Promissory notes - issued in fiscal year 2021	2,287,780	—
Total convertible notes payable	2,287,780	25,000

Less: unamortized debt discount	(69,714)	—
Less: notes converted in year to common stock	—	(25,000)

Less: current portion of convertible notes	—	—
Long-term convertible notes	$2,218,066	$—

During the year ended December 31, 2021 and 2020, the Company recorded $21,413 and $39,845 interest expense and recognized $34,858 and $0 amortization of discount.

During the year ended December 31, 2021, the Company converted the 2019 note of $25,000 to 2,500,000 shares of common stock.

NOTE 8 – LOAN PAYABLE

The Company has purchased a vehicle under a capital finance arrangement. The term of this loan is 5 years and annual interest rate is 6.90%. At December 31, 2021 and December 31, 2020, loan payable obligations included in current liabilities were $13,400 and $13,496, respectively, and loan payable obligations included in long-term liabilities were $22,518 and $33,360, respectively. During the year ended December 31, 2021 and 2020, the Company made $10,792 and $10,294, respectively, in loan payments.

At December 31, 2021, future minimum payments under the loan, are as follows:

Total
2022	$13,638
2023	13,638
2024	12,502
Thereafter	—
39,778
Less: Imputed interest	(3,860)
Loan payable	35,918

Loan payable – current	13,400
Loan payable - non-current	$22,518

F-34

NOTE 9 - RELATED PARTY TRANSACTIONS

Loans from Related Parties

The Company has a loan from our Founder with a balance of $428,177 at December 31, 2021 (December 31, 2020: $500,915). The loan is non-interest bearing and repayable on demand. During the year, the Company issued the single authorized share of the Special 2019 Series A Preferred Stock and converted 2 shares of Series B Preferred to 2,650 shares of common stock to the Founder in satisfaction of $60,000 and $6,000, respectively, of the amount owed to the Founder.

	December 31,	December 31,
	2021	2020
	$500,915	$518,955
Effects of currency translation	(6,738)	—
Loan Payable	494,177	518,955
Less: repayments	(66,000)	(18,040)
	$428,177	$500,915

During the year, the Company received a loan from a minority shareholder totaling $81,162. The loan is non-interest bearing and due for repayment on February 28, 2022.

During the fourth quarter of 2020, the Company received two loans from minority shareholders totaling $297,006. The loan of $245,234 was non-interest bearing and due for repayment on January 31, 2021. The loan of $51,772 carried an original interest rate of 20% and was due for repayment on December 31, 2020. In the year ended December 31, 2021 the Company repaid all outstanding loans from its minority shareholders as follows:

	December 31,	December 31,
	2021	2020
	$51,772	$51,772
	245,234	245,234
Effects of currency translation	6,062	—
Loan Payable	303,068	297,006

Add: additions	81,162	—
Less: repayments	(303,068)	—
	$81,162	$297,006

During the year ended December 31, 2021 and 2020, the Company received $81,162 and $297,006, respectively, in proceeds from related party loans and made repayments of $303,068 and $0, respectively.

NOTE 10 - INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

F-35

For the years ended December 31, 2021 and 2020, the local (“United States of America”) and foreign components of loss before income taxes were comprised of the following:

	Year Ended
	December 31,
	2021	2020
Tax jurisdiction from:
- Local	$(2,398,382)	$(244,060)
- Foreign	(1,290,286)	(887,749)
Loss before income taxes	$(3,688,668)	$(1,131,809)

The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2021 and 2020, are as follows:

	December 31,
	2021	2020
Net Operating loss carryforward	$3,688,668	$1,131,809
Effective tax rate	21%	21%
Deferred tax asset	774,620	237,680
Foreign taxes	(25,806)	(17,755)
Less: valuation allowance	(748,814)	(219,925)
Net deferred tax asset	$—	$—

The Company has provided for a full valuation allowance against the deferred tax assets, on the expected future tax benefits from the net operating loss carryforwards, as the management believes it is more likely than not that these assets will not be realized in the future. The valuation allowance increased by $528,889 and $147,281 during the years ended December 31, 2021 and 2020, respectively.

United States of America

Bubblr, Inc. is registered in the State of Wyoming and is subject to the tax laws of United States of America at a standard tax rate of 21%. Due to a change of control, the Company will not be able to carryover net operating losses (“NOL”) generated before August 13, 2020 to offset future income.

As of December 31, 2021, the operations in the United States of America incurred approximately $2,665,162 of cumulative NOL’s which can be carried forward indefinitely to offset future taxable income.

The Company’s tax returns are subject to examination by United States tax authorities beginning with the year ended December 31, 2017.

United Kingdom

The Company’s subsidiaries operating in the United Kingdom (“UK”) are subject to tax at a standard income tax rate of 19% on the assessable income arising in the UK during its tax year.

As of December 31, 2021, the operations in the UK incurred $4,885,206 of cumulative NOLs which can be carried forward to indefinitely offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $4,885,206 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The Company’s tax returns are subject to examination by HM Revenue & Customs, for the years ended 2020 and 2021.

F-36

NOTE 11 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Special 2019 Series A Preferred Stock

The Company has designated one (1) share of Series A Preferred Stock, par value $0.001.

On March 12, 2021, the Company amended the designation of the Special 2019 Series A Preferred shares and removed the right of the holder to convert the Special 2019 Series A Preferred share to 500,000,000 shares of common stock of the Company.

The holder of the Special 2019 Series A Preferred Stock is entitled to 60% of all votes entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

During 2021, the Company transferred from treasury to a related party one (1) share of Special 2019 Series A Preferred stock for debt settlement of $60,000.

As of December 31, 2021, the Company had 1 share of 2019 Series A Preferred stock issued and outstanding. As of December 31, 2020, the Company held 1 share of Special 2019 Series A Preferred stock in its Treasury.

Series B Preferred Stock

At December 31, 2021 and 2020, the Company had designated 0 and 12,000,000 shares of Series B Preferred Stock, par value $0.001. On March 31, 2021 the Company amended and restates its Articles of Incorporation and in doing so, retired the Series B Preferred Stock.

Prior to the retirement of the Series B Preferred Stock, the following designations were in effect:

Holders of the Series B Preferred Stock shall after two years of issuance, convert this Class B Preferred Stock based on each Class B Preferred Share equaling .00001% of the total issued and outstanding Common shares of the Company. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (other than a Corporate Change in which the Corporation is the surviving entity), this Class B Preferred Stock shall be converted based on each Class B Preferred Share equaling .00001% of the total issued and outstanding shares of common stock of the Company

During 2021, the Company converted the 2 shares of Series B Preferred to 2,650 shares of common stock valued at $6,000 to the Company’s Founder in satisfaction of debt (Note 9 Related Party Transactions).

As of December 31, 2021 and December 31, 2020, the Company had 0 and 2, shares of Series B preferred stock issued and outstanding, respectively.

Common Stock

The Company has authorized 3,000,000,000 common shares with a par value of $0.01 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

F-37

During the year, the Company issued common shares as follows:

•	561,220 shares for Advisory Board services valued at $1,643,355
•	57,000 shares for Investor Relations services valued at $131,610
•	2,650 shares for conversion of B preferred shares for the conversion of related party debt of $6,000
•	7,000,000 shares for conversion of debt of $70,000. The debt consisted of the 2019 Convertible promissory Note of $25,000, plus an accrued consulting fee of $50,000. The Company recorded other income in respect of a gain on the settlement of the accrued consulting fee of $5,000 (Note 7 Convertible Debt)

As at December 31, 2021 and 2020, the Company had 140,186,096 and 132,565,226 shares of common stock issued and outstanding, respectively.

NOTE 12 - COMMITMENTS AND CONTINGENCIES 525

During each of the year ended December 31, 2021 and 2020, the Company paid $11,128 and 10,800 for its rented premises in Dunfermline, Scotland. The lease was renewed in March 2021 for twelve months, at a monthly rate of $1,000, and is exempt from ASC 842 lease accounting due to its short term.

During the years ended December 31, 2021 and 2020, the Company paid $1,200 and $0 for use of premises in New York, New York. The agreement was signed in August 2021 for 12 months, at a monthly rate of $200, and is exempt from ASC 842 lease accounting due to its short term.

The Company has entered into an employment agreement with Steven Saunders, our Chief Commercial Officer and Director. The term is three years commencing July 1, 2021. Mr. Saunders is to receive monthly cash compensation of $15,000 reduced by $3,820 until at least $5,000,000 funding has been received through the S-1 offering.

The Company entered into employment agreement with Stephen Morris, our Founder and Chief Technology Officer, the term is three years commencing July 1, 2021. Mr. Morris is to receive monthly cash compensation of $15,000 reduced by $4,790 until at least $5,000,000 has been received through the S-1 offering.

The Company has entered into an employment agreement with Rik Willard to act as Chief Executive Officer of the company and as Director. The term is 1 year commencing August 15, 2021. Mr. Willard is to receive monthly cash compensation of $15,000 reduced by $7,500 until at least $5,000,000 funding has been received through the S-1 offering. Mr. Willard was also granted a signing bonus of 102,040 restricted shares, which were issued in June 2021.

NOTE 13 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date of issuance of these consolidated financial statements and noted the following events requiring disclosure:

Corporate Governance

On January 29, 2022, the Company dismissed Ms. Neeta Shah as our Chief Financial Officer. There was no known disagreement with Ms. Shaw on any matter relating to our operations, policies or practices.

On January 31, 2022, our Board of Directors appointed Ms. Virginia Mackin as our interim Chief Financial Officer. Ms. Mackin has acted as our Financial Controller. We have compensated her in this role with an annual salary of $60,000 USD, which will increase to $100,000 USD in April 2022.

White Lion Capital LLC

On February 1, 2022, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with White Lion Capital LLC (“White Lion”). Pursuant to the Purchase Agreement, the Company has the right, but not the obligation to cause White Lion to purchase up to $10 million (the “Commitment Amount”) of our common stock shares during the period beginning on February 1, 2022 and ending on the earlier of (i) the date on which White Lion has purchased a number of our common stock shares pursuant to the Purchase Agreement equal to the Commitment Amount or (ii) December 31, 2022, 90% of the lowest daily VWAP of the Company’s common stock during the “ the five (5) Business days prior to the closing date

F-38

The Company has agreed to issue 103,000 shares of Common Stock to the White Lion in consideration for entering into the Purchase Agreement. If the Company fails to issue $3,000,000 in shares by December 31, 2022, White Lion shall be entitled to another 103,000 commitment shares. The shares were issued to White Lion on February 2, 2022.

On February 1, 2022, the Company entered into a Registration Rights Agreement with White Lion. The Company agreed to use all reasonable efforts to register, and keep registered, for resale, 25,000,000 shares issued pursuant to the Purchase Agreement with the Securities and Exchange Commission and agreed to file within twenty (20) business days from the date of execution, covering the resale of the shares issued pursuant to the Purchase Agreement. The Company agreed to cover all of the expenses incurred in connection with such registration.

On February 4, 2022, the Company entered into a $20,000 Promissory Note with White Lion. The Promissory Note is non-interest bearing and repayable on May 1, 2022. The Company received $15,000, net of $5,000 issue discount.

On March 22, 2022 the Company entered into a Termination and Release Agreement with White Lion to extinguish the Common Stock Purchase Agreement and Registration Rights Agreement in exchange for the issuance of 103,000 shares of common stock to White Lion and a right to register 206,000 shares of common stock held by White Lion.

On March 22, 2022, the Company issued 103,000 shares of common stock in settlement of the Termination and Release Agreement.

Series C Convertible Preferred Stock Designation

On or about March 4, 2022, the Company filed a Certificate of Designation with the Wyoming Secretary of State, which established 2,000 shares of the Company’s Series C Convertible Preferred Stock, Stated Value $1,200 per share.

The Company has the right to redeem the Series C Convertible Preferred Stock, in accordance with the following schedule:

•	If all of the Series C Convertible Preferred Stock are redeemed within 90 calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three business days’ of written notice at a price equal to 115% of the Stated Value together with any accrued but unpaid dividends.
•
If all of the Series C Convertible Preferred Stock are redeemed after 90 calendar days from the issuance date thereof, the Company shall have the right to redeem the Series C Convertible Preferred Stock upon three business days of written notice at a price equal to 120% of the Stated Value together with any accrued but unpaid dividends; and

•	The Company shall pay a dividend of 8% per annum on the Series C Convertible Preferred Stock. Dividends shall be paid quarterly, and at the Company’s discretion, in cash or Series C Convertible Preferred Stock. Dividend shall be deemed to accrue from the date of issuance of the Series C Convertible Preferred Stock whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

The Series C Convertible Preferred Stock will vote together with the common stock on an as-converted basis subject to the Beneficial Ownership Limitations (as set forth in the Certificate of Designation).

Each share of the Series C Convertible Preferred Stock is convertible, at any time and from time to time from and after the issuance at the option of the Holder thereof, into that number of shares of Common Stock (subject to Beneficial Ownership Limitations) determined by dividing the Stated Value of such share by the Conversion Price.

F-39

GHS Investments, LLC

On March 4, 2022, the Company entered into a Securities Purchase Agreement (the “GHS Securities Purchase Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS agreed to purchase, in tranches, up to $700,000 of the Company’s Series C Convertible Preferred Stock in exchange for 700 shares of Series C Convertible Preferred Stock. The first tranche, promptly upon execution of the Securities Purchase Agreement, was for the purchase of 300 shares of Series C Convertible Preferred Stock for $300,000. The remaining tranches of shares shall occur so long as certain conditions are met as described in the GHS Securities Purchase Agreement.

On March 4, 2022, the Company issued to GHS the first tranche of 300 shares of Series C Convertible Preferred Stock, as well as commitment shares of 35 shares of Series C Convertible Preferred Stock and a warrant (the “GHS Warrant”) to purchase 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “GHS Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the GHS Warrant Shares.

On March 9, 2022, the Company entered into an Equity Financing Agreement (“Financing Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with GHS. Under the terms of the Financing Agreement, GHS agreed to provide the Company with up to $15,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission.

Following effectiveness of the Registration Statement, the Company shall have the discretion to deliver puts to GHS and GHS will be obligated to purchase shares of the Company’s common stock, based on the investment amount specified in each put notice. The maximum amount that the Company shall be entitled to put to GHS in each put notice shall not exceed 250% of the average daily trading dollar volume of the Company’s Common Stock during the ten trading days preceding the put, in an amount equaling less than $10,000 or greater than $1,000,000. Pursuant to the Financing Agreement, GHS and its affiliates will not be permitted to purchase and the Company may not put shares of the Company’s Common Stock to GHS that would result in GHS’s beneficial ownership equaling more than 4.99% of the Company’s outstanding Common Stock. The price of each put share shall be equal to 80% of the Market Price (as defined in the Financing Agreement). Following an up-list to the NASDAQ or an equivalent national exchange by the Company, the Purchase price shall mean 90% of the Market Price, subject to a floor of $.01 per share. Puts may be delivered by the Company to GHS until the earlier of 24 months from the date of the Financing Agreement or the date on which GHS has purchased an aggregate of $15,000,000 worth of Common Stock under the terms of the Financing Agreement.

Additionally, concurrently with the execution of definitive agreements on March 9, 2022, the Company issued 587,039 common shares to GHS representing a dollar value equal to 1.0% of the Commitment Amount (the “Commitment Shares”). The Commitment Shares shall be calculated at the applicable Purchase Price on the trading day immediately preceding the execution of definitive agreements.

Proactive Capital Partners LP

On March 9, 2022, the Company entered a Securities Purchase Agreement with Proactive Capital Partners LP (“Proactive”), whereby Proactive agreed to purchase 160 shares of Series C Preferred Stock for $160,000.

The Company agreed to issue Proactive commitment shares of 8 shares of Series C Convertible Preferred Stock and a warrant (the “Warrant”) to purchase 75% of the number of shares of common stock issuable upon conversion of the Series C Convertible Preferred Stock (the “Warrant Shares”). The Company has agreed to register the shares of common stock issuable pursuant to the conversion of the Series C Convertible Preferred Stock and the Warrant Shares.

On March 10, 2022 the Company issued 168 shares of Series C Convertible Preferred stock to Proactive Capital Partners LP as per the Securities Purchase Agreement.

Shares Issued for Services

On February 23, 2022, the Company issued 147,960 shares of common stock to Matthew Loeb, in consideration of $75,460 in services rendered in his capacity as Chair of the Executive Board of the Company.

On March 17, 2022, the Company issued 19,250 shares for $8,855 in Investor relation services, as per the contract signed July 1, 2021.

F-40

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The estimated costs of this Offering are as follows:

Expenses*
Securities and exchange Commission Registration Fee	$645.26
Transfer Agent Fees	$2,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$6,000.00
Total*	$18,645.26

* All amounts are estimates, other than the SEC's registration fee

We are paying all expenses of the Offering listed above. No portion of these expenses will be paid by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

ITEM 14. Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Wyoming General Corporation Law and our By-Laws.

Section 17-16-856 of the Wyoming Business Corporation Act provides that a corporation may indemnify corporate “agents” (including directors, officers and employees of the corporation) against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with defending non-derivative actions if such person acted in good faith and in a manner such person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful, and against expenses actually and reasonably incurred in connection with defending derivative actions if such person acted in good faith and in a manner such person believed to be in the best interests of the corporation and its shareholders. Indemnification is obligatory to the extent that an agent of a corporation has been successful on the merits in defense of any such proceeding against such agent, but otherwise may be made only upon a determination in each instance either by a majority vote of a quorum of the Board of Directors (other than directors involved in such proceeding), by independent legal counsel if such a quorum of directors is not obtainable, by the shareholders (other than shareholders to be indemnified), or by the court, that indemnification is proper because the agent has met the applicable statutory standards of conduct. Corporations may also advance expenses incurred in defending proceedings against corporate agents, upon receipt of an undertaking that the agent will reimburse the corporation unless it is ultimately determined that the agent is entitled to be indemnified against expenses reasonably incurred.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

ITEM 15. Recent Sales of Unregistered Securities

In the two years preceding the filing of this registration statement, we have issued and sold the following securities that were not registered under the Securities Act of 1933, as amended:

On September 9, 2020, we issued 4,573,897 shares of common stock in connection with the acquisition of Bubblr Limited.

On January 18, 2021, we issued 2,650 shares of common stock in conversion of the Series B Preferred Stock.

On January 31, 2021, we issued 330,120 shares of common stock for services.

On May 3, 2021, we issued 7,000,000 shares of common stock for the settlement of debt.

On June 28 2021, we issued 204,080 shares of common stock for services.

On October 11, 2021, we issued 51,020 shares to Neeta Shah, as per her consulting agreement October 1, 2021.

On October 11, 2021, we issued 33,000 shares for Investor Relation services, as per the contract signed July 1, 2021.

On February 2, 2022 we issued 103,000 shares for an Equity incentive to White Lion Capital LLC.

On February 23, 2022, we issued 147,960 shares for Services.

On March 9, 2022 we issued 587,039 shares for an Equity incentive to GHS Investments, LLC.

On March 17, 2022, we issued 19,250 shares for Investor Relation services, as per the contract signed July 1, 2021.

On March 22, 2022 we issued 103,000 shares in connection with a Termination and Release Agreement that terminated the Common Stock Purchase Agreement and Registration Rights Agreement with White Lion Capital LLC.

By March 9 of 2022, we issued 503 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On April 25, 2022, we issued 200 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On May 23, 2022, we issued 100 shares of Series C Preferred Stock and warrants to purchase 75% of the number of shares convertible by the Series C Preferred Stock.

On May 30, 2022, we granted to our CEO and Director, Rik Willard 5,400,000 restricted stock units, which vest 2,700,000 annually over a period of two years. On the same date, we granted to our COO and Director, Steven Saunders, 3,000,000 restricted stock units, which vest 1,500,000 annually over a period of two years.

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

45

ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature page included in this registration statement, which is incorporated herein by reference.

(b) Financial Statement Schedules.

See “Index to Financial Statements” which is located on page 43 of this prospectus.

ITEM 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on June 7, 2022.

By:	/s/ Rik Willard
Rik Willard
Chief Executive Officer, Principal Executive Officer and Director

By:	/s/ Virginia Mackin
Virginia Mackin
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rik Willard and Steven Morris with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Rik Willard
Rik Willard Chief Executive Officer, Principal Executive Officer and Director
June 7, 2022

By:	/s/ Stephen Morris
Stephen Morris
Chief Technology Officer, Founder, President & Director
June 7, 2022
By:	/s/ Steven Saunders
Steven Saunders
Chief Commercial Officer & Director
June 7, 2022

By:	/s/ Matthew Loeb
Matthew Loeb Chairman and Director
June 7, 2022

By:	/s/ Virginia Mackin
Virginia Mackin
Interim Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
June 7, 2022

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EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Articles of Incorporation of Bubblr Inc., a Wyoming corporation (1)

3.2	Bylaws of Bubblr Inc. (1)

3.3	Certificate of Designation for Series C Convertible Preferred Stock (3)

4.1	Form of Convertible Promissory Note(1)

4.2	Common Stock Purchase Warrant dated March 4, 2022 in favor of GHS Investments(6)

4.3	Common Stock Purchase Warrant dated March 9, 2022 in favor of Proactive Capital Partners LP (6)

4.4	Common Stock Purchase Warrant dated April 25, 2022 in favor of GHS Investments(5)

4.5	Common Stock Purchase Warrant dated May 25, 2022 in favor of GHS Investments(7)

5.1	Consent of The Doney Law Firm (with consent to use)**

10.1	Form of Note Purchase Agreement(1)

10.2	Employment Agreement dated July 1, 2021 with Steven Saunders(1)

10.3	Employment Agreement dated July 1, 2021 with Stephen Morris (1)

10.4	Employment Agreement dated August 16, 2021 with Rik Willard(1)

10.5	Loan Agreement dated January 10, 2016 with Stephen Morris (2)

10.6	Securities Purchase Agreement dated March 4, 2022 with GHS Investments(9)

10.7	Securities Purchase Agreement dated March 9, 2022 with Proactive Capital Partners LP(9)

10.8	Equity Financing Agreement dated March 9, 2022 with GHS Investments(3)

10.9	Registration Rights Agreement dated March 9, 2022 with GHS Investments(3)

10.10	Termination and Release Agreement dated March 22, 2022 with White Lion Capital LLC(4)

10.11	Amended and Restated Employment Agreement dated May 31, 2022 with Rik Willard(8)

10.12	Amended and Restated Employment Agreement dated May 31, 2022 with Steven Saunders(8)

10.13	2022 Equity Incentive Plan(8)

10.14	Amendment to Loan Agreement dated May 23, 2022 with Stephen Morris(8)

21.1	List of Subsidiaries(1)

23.1	Consent of Pinnacle Accountancy Group of Utah**

23.2	Consent of the Doney Law Firm (contained in Exhibit 5.1)**

24.1	Power of Attorney (contained on signature page hereto)**

 ** filed herewith

(1)	Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on November 9, 2021.
(2)	Incorporated by reference to the Form S-1/A, filed by the Company with the Securities and Exchange Commission on December 23, 2021
(3)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on March 10, 2022.
(4)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on March 28, 2022.
(5)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on April 26, 2022.
(6)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on May 4, 2022.
(7)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on May 25, 2022.
(8)	Incorporated by reference to the Form 8-K, filed by the Company with the Securities and Exchange Commission on June 1, 2022.
(9)	Incorporated by reference to the Form S-1/A, filed by the Company with the Securities and Exchange Commission on May 4, 2022

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